SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant	þ
Filed by a Party other than the Registrant	o

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☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to s 240.14a-12

ENCORE CLEAN ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials:

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This Preliminary Proxy Statement was filed pursuant to the requirements of Rule 14a-6 as promulgated by the Securities Exchange Commission under the Securities Exchange Act of 1934, as amended. We anticipate that the Definitive Proxy Statement will be filed on or about September 2, 2005.

ENCORE CLEAN ENERGY, INC.
SUITE 610 - 375 WATER STREET
VANCOUVER, BRITISH COLUMBIA, CANADA V6B 5C6
TELEPHONE (604) 215-2500

SEPTEMBER 6, 2005

TO THE STOCKHOLDERS OF ENCORE CLEAN ENERGY, INC.

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Encore Clean Energy, Inc. (the "Company"), which will be held at Suite 610375 Water Street, Vancouver, BC, Canada, on Wednesday, October 5, 2005, at 11:00 AM Pacific Daylight Time.

Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to revoke your proxy, you may do so automatically by voting in person at the meeting. Detailed instructions on how to vote your shares can be found in the "How to Vote" section on page 1 of the attached proxy statement.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Daniel Hunter
Daniel Hunter
Chief Executive Officer

ENCORE CLEAN ENERGY, INC.
SUITE 610 - 375 WATER STREET
VANCOUVER, BRITISH COLUMBIA, CANADA V6B 5C6
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held October 5, 2005

The Annual Meeting of Stockholders (the "Annual Meeting") of Encore Clean Energy, Inc. (the "Company") will be held at Suite 610, 375 Water Street, Vancouver, B.C., Canada, on Wednesday, October 5, 2005, at 11;00 AM Pacific Daylight Time for the following purposes:

1. Approve the merger of Encore Clean Energy, Inc., a Delaware corporation into Encore Clean Energy, Inc., a newly formed Nevada corporation and thereby changing the Company's domicile from Delaware to Nevada, replacing the current articles of incorporation of Encore Clean Energy. Inc., a Delaware corporation with those of Encore Clean Energy, Inc., a Nevada corporation, increasing the Company authorized common stock from eighteen million (18,000,000) shares to one hundred million (100,000,000) shares, increasing the Company's authorized preferred stock from two million (2,000,000) shares to twenty million (20,000,000) shares, and changing the Company bylaws to those of Encore Clean Energy, Inc., a Nevada corporation;

2. Elect directors of Encore Clean Energy, Inc., the surviving Nevada corporation; and

3. Approve the Encore Clean Energy, Inc. 2003 Stock Incentive Plan that authorizes the issuance of up to 4,000,000 shares of the Company's common stock under the terms of the plan.

If the proposal to change the state of incorporation of the Company from Delaware to Nevada is approved by at least a majority of the votes cast by holders of our outstanding stock entitled to vote, the change of domicile will result in a change in our jurisdiction of incorporation from the State of Delaware to the State of Nevada and will also result in the adoption of new articles of incorporation and bylaws for the Company, which will govern us under Nevada law. If approved by the stockholders and subject to requisite regulatory approval, it is anticipated that the change of domicile will become effective as soon as practicable after the annual meeting.

The change in domicile will be accomplished by means of a merger of Encore Clean Energy, Inc., a Delaware corporation, with and into Encore Clean Energy, Inc., a newly formed Nevada corporation. The primary purpose of such a merger is to change our state of domicile and at the same time increase the authorized capital of the Company. The merger would not involve any change in the business or capital structure of the Company, except as otherwise set forth herein. The Nevada charter documents will replace our current articles of incorporation and bylaws.

The matters to be voted on have great significance to all of our stockholders because, if approved, the Company would relocate its domicile of incorporation to the State of Nevada and be governed by the Nevada charter documents. This could result in the change of stockholder rights of our current stockholders. Stockholders are urged to carefully consider the information presented in this proxy statement.

The change of domicile is intended, among other things, to enable us to take advantage of a more favorable tax structure and the flexibility of corporate law in Nevada.

Our board of directors has reserved the right to terminate or abandon the change of domicile at any time prior to its effectiveness, notwithstanding stockholder approval, if the board determines for any reason that the consummation of the change of domicile would be inadvisable or not in the best interests of the Company or our stockholders.

For a summary of the principal income tax consequences of the change of domicile to United States stockholders and the Company, see "Federal Income Tax Considerations" contained in the accompanying proxy statement.

If the change of domicile is completed, our stockholders may be required to surrender their current certificates representing common stock in exchange for certificates representing the appropriate number of shares of Encore

Clean Energy, Inc., as a Nevada corporation. Appropriate transmittal forms will be sent to the stockholders for these purposes.

The proxy statement provides a detailed description of the change of domicile and other information to assist you in considering the matters on which to be voted. We urge you to review this information carefully and, if you require assistance, to consult with your financial, tax or other professional advisers.

For the reasons set forth in the information statement, your board of directors unanimously believes that the proposed change of domicile is in the best interests of Encore Delaware Inc. and all of its stockholders.

We appreciate your continued interest in Encore Clean Energy, Inc.

Very truly yours,

/s/ Daniel Hunter
Donald J. MacKenzie
Chief Executive Officer, President

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO REVOKE YOUR PROXY, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

ENCORE CLEAN ENERGY, INC.
SUITE 610 - 375 WATER STREET
VANCOUVER, BRITISH COLUMBIA, CANADA V6B 5C6
TELEPHONE (604) 215-2500

PROXY STATEMENT

TABLE OF CONTENTS

Notice Of Annual Meeting Of Stockholders	6
PROXY STATEMENT	6
PROPOSAL NO. 1 Approve the merger of Encore Clean Energy, Inc., a Delaware corporation into Encore Clean Energy, Inc., a newly formed Nevada corporation and thereby change the company's domicile from Delaware to Nevada;	7
PROPOSAL NO. 2: Election Of Directors of Encore Clean Energy, Inc., the surviving Nevada corporation	18
PROPOSAL NO 3: Approve the Encore Clean Energy, Inc., 2003 Stock Incentive Plan that will authorize the issuance of up to 4,000,000 shares of the Company's common stock under the terms of the plan.	20
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24
STOCK PERFORMANCE GRAPH	25
EXECUTIVE COMPENSATION AND RELATED INFORMATION	26
STOCK OR STOCK OPTIONS GRANTED IN LAST FISCAL YEAR	27
EMPLOYMENT AGREEMENTS, SEPARATION AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS	27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	27
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	29
FORM 10-KSB ANNUAL REPORT AND QUARTERLY REPORTS ON FORM 10-QSB	31
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS	31
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING	31
OTHER MATTERS	32
ATTACHMENT A - SPECIAL RESOLUTION APPROVING PLAN OF MERGER AND CHANGE IN DOMICILE	33
ATTACHMENT B - PLAN OF MERGER	34
Exhibit A - Articles of Incorporation	37
Exhibit B - Bylaws	52
ATTACHMENT C - SECTION 262 OF THE DELAWARE STATUTES	63
ATTACHMENT D - 2003 STOCK INCENTIVE PLAN	66

ENCORE CLEAN ENERGY, INC.
SUITE 610 - 375 WATER STREET
VANCOUVER, BRITISH COLUMBIA, CANADA V6B 5C6
TELEPHONE (604) 215-2500

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held October 5, 2005

This proxy statement ("Proxy Statement") is furnished to the stockholders of Encore Clean Energy, Inc., a Delaware corporation (the "Company"), by the Company in connection with the solicitation by the Board of Directors of the Company (the "Board" or "Board of Directors") of proxies in the accompanying form for use in voting at the 2005 annual meeting of stockholders (the "Annual Meeting") of the Company to be held on October 5, 2005, at Suite 610, 375 Water Street, Vancouver, B.C. V6B 5C6, at 11:00 AM, Pacific Daylight Time, and any adjournment or postponement of the Annual Meeting. The shares represented by the proxies received, properly executed and not revoked will be voted at the Annual Meeting.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Solicitation and Voting Procedures

This Proxy Statement and the accompanying proxy were first sent by mail to stockholders on or about September 6, 2005. The cost of this solicitation is being borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding proxy materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, either personally or by telephone, personal solicitation or facsimile or other electronic means.

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Company Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Company Common Stock for their costs of forwarding solicitation materials to such beneficial owners.

Record Date for Voting and Outstanding Shares

The close of business on August 29, 2005 has been fixed as the record date (the "Record Date") for determining the holders of shares of common stock ("Common Stock") of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 14,406,975shares of Common Stock and 300,000 shares of Series A Convertible Preferred Stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. Each outstanding share of Series A Convertible Preferred Stock on the Record Date is entitled to five votes on all matters. Both classes of stock vote as a single class unless otherwise required by applicable law.

One-third of the shares of Common and Series A Convertible Preferred Stock outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum a the Annual Meeting.

How to Vote

You may vote by mail

In order to vote your shares at the Annual Meeting please sign, date and return the enclosed proxy card in the postage pre-paid envelope provided. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

If you return a properly executed proxy card, and do not mark your voting instructions, your shares will be voted for Proposals 1, 2 and 3 as stated in this Proxy Statement.

You may vote in person at the meeting

You may complete the ballot we will provide to any stockholder who wants to vote at the meeting. If you hold your shares in street name, however, you must obtain a proxy from the institution that holds your shares in order to vote at the meeting.

Votes Required

The approval of the merger (Proposal 1), requires the affirmative vote of a majority of the shares of our common and preferred stock issued and outstanding as of the record date at the time the vote is taken, voting as a single class. Under Proposal 2 (Election of Directors), Directors are elected by a plurality of the votes cast, voting as a single class, provided that a quorum is present at the meeting (i.e. the candidate for each position with the largest vote total is elected to that position). Proposal 3 (2003 Stock Incentive Plan) will be approved by a majority vote of the shares voting at the meeting, voting as a single class, provided that a quorum is present at the meeting. The quorum necessary to conduct business of the stockholders consists of one-third of the shares of the common and preferred stock issued and outstanding as of the record date.

If an executed proxy card is returned and the shareholder has explicitly abstained from voting on a proposal, the shares represented by such proxy will be considered present at the annual meeting for purposes of determining a quorum and will count as votes cast on the matter but will not count as votes cast in favor of the proposal and, therefore, will have the same effect as a vote against the proposal. Broker non-votes are counted for purposes of determining whether a quorum exists at the annual meeting but are not counted and have no effect on the results of the vote. The enclosed proxy will be voted in accordance with the instructions specified in the space provided on the proxy form. If no instructions are given with respect to a proposal, proxies will be voted for approval of the proposal.

DISSENTERS' RIGHT OF APPRAISAL

Delaware law provides for a right of a stockholder to dissent to the proposed merger and obtain appraisal of or payment for such stockholder's shares. See "Proposal 1 - Dissent Rights of Our Stockholders."

MERGER OF ENCORE CLEAN ENERGY, INC., A DELAWARE CORPORATION WITH AND INTO ENCORE CLEAN ENERGY, INC, A NEVADA CORPORATION

(PROPOSAL 1)

The Board of Directors recommends a vote FOR this Proposal.

At the annual meeting, stockholders of the Company, the shareholders will be asked to vote upon the merger of Encore Clean Energy, Inc., a Delaware corporation with and into Encore Clean Energy, Inc., a Nevada corporation.

Effective August 24, 2005, our board of directors approved the merger proposal and recommended the merger to the Company's stockholders for their approval. A copy of the special resolution authorizing the change of domicile to be voted on by our stockholders is contained in Attachment A. The merger will be consummated pursuant to a Plan of Merger, a copy of which is contained in Attachment B. Copies of the articles of incorporation and bylaws, which will serve as our articles of incorporation and bylaws following the change of domicile are attached to the Plan of Merger. The plan of merger provides that Encore Clean Energy, Inc., a Delaware corporation will merge into Encore Clean Energy, Inc., a Nevada corporation

Our board of directors unanimously recommends a vote "FOR" the merger of Encore Clean Energy, Inc., a

Delaware corporation, with and into Encore Clean Energy, Inc., a Nevada corporation pursuant to the terms set forth in the Plan of Merger. We have summarized the material terms of the plan of merger below. This summary is subject to and qualified in its entirety by reference to the text of the plan of merger itself. The affirmative vote of the holders of a majority of the outstanding shares of our common and preferred stock entitled to vote is necessary for approval of the merger.

The proposed merger will effect a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described below. However, the merger will not result in any change in our business, management, location of our principal executive offices, assets, liabilities or net worth (other than as a result of the costs incident to the merger, which are immaterial). Our common stock will continue to trade without interruption on the Over the Counter Bulletin Board.

ENCORE CLEAN ENERGY, INC., A NEVADA CORPORATION

Encore Clean Energy, Inc., a Nevada corporation ("Encore Nevada"), which will be the surviving corporation, was incorporated under the Nevada Revised Statutes ("NRS") on or about August 26, 2005, exclusively for the purpose of merging with Encore Clean Energy, Inc., a Delaware corporation. Prior to the merger, Encore Nevada will have no material assets or liabilities and will not have carried on any business.

Encore Nevada is a newly formed corporation with one share of common stock issued and outstanding held by Daniel Hunter, our chairman, chief executive officer and a director, with only minimal capital. The terms of the merger provide that the currently issued one share of the common stock of Encore Nevada held by Mr. Hunter will be cancelled. As a result, following the merger, our current stockholders will be the only stockholders of the newly merged corporation.

Encore Nevada 's articles of incorporation and bylaws are similar to the current articles of incorporation and bylaws of Encore Clean Energy, Inc., a Delaware corporation ("Encore Delaware"), except for statutory references necessary to conform to the NRS and other differences attributable to the differences between the NRS and the Delaware General Company Law.

Copies of Encore Nevada 's articles of incorporation and bylaws are attached to the Plan of Merger. The articles of incorporation and bylaws of Encore Delaware and the articles of incorporation and bylaws of Encore Nevada are available for inspection by stockholders of the Company at the principal offices of the Company located at Suite 610, 375 Water Street, Vancouver, British Columbia, Canada V6b 5c6, Telephone(604) 215-2500.

THE PLAN OF MERGER

The plan of merger provides that Encore Delaware will merge with and into Encore Nevada, with Encore Nevada becoming the surviving corporation. Encore Nevada will assume all assets and liabilities of Encore Delaware, including obligations under our outstanding indebtedness and contracts. Upon consummation of the change of domicile, the historical financial statements of Encore Delaware will become the historical financial statements of Encore Nevada. Total stockholders' equity will be unchanged as a result of the merger and resulting change in domicile.

FILING OF THE ARTICLES OF MERGER

When Proposal 1 is passed by the requisite number of holders of the shares of our common and preferred stock, we intend to file the Articles of Merger with the Secretary of State of Nevada and the Certificate of Merger with the Secretary of State of Delaware.

EFFECT OF MERGER

Under the Delaware General Company Law and the Nevada Revised Statutes, when the merger takes effect:

- Every other entity that is a constituent entity (in our case, Encore Delaware) merges into the surviving entity (Encore Nevada) and the separate existence of every entity except the surviving entity ceases;

- The title to all real estate and other property owned by each merging constituent entity is vested in the surviving entity without reversion or impairment;

- The surviving entity has all of the liabilities of each other constituent entity;

- A proceeding pending against any constituent entity may be continued as if the merger had not occurred or the surviving entity may be substituted in the proceeding for the entity whose existence has ceased;

- The articles of incorporation of the surviving entity are amended to the extent provided in the plan of merger; and

- The stockholders' interests of each constituent entity that are to be converted into stockholders' interests, obligations or other securities of the surviving or any other entity or into cash or other property are converted, and the former holders of the stockholders' interests are entitled only to the rights provided in the Articles of Merger or any created pursuant to Chapters 92A.300 to 92A.500, inclusive, of the Nevada Revised Statutes and Section 262 of the Delaware General Company Law dealing with dissenter's rights.

On the effective date of the merger resulting in our change of domicile, Encore Clean Energy, Inc.. will be deemed incorporated under the Nevada Revised Statutes. Consequently, we will be governed by the articles of incorporation and bylaws filed with the Plan of Merger. The following summary describes the material consequences of the change of domicile to our stockholders, in addition to the differences in state law described above in "Change of Domicile - Principal Reasons for the Change of Domicile." This summary does not purport to be exhaustive. The text of the proposed articles of incorporation and bylaws is included in this proxy statement as exhibits to the plan of merger attached hereto as Attachment B. A copy of our current articles of incorporation, bylaws, the Delaware Statutes, and the Revised Nevada Statutes will be available for reference by the stockholders of the Company. or their legal advisers at our registered office. The Company's current articles and bylaws are also available on the SEC "EDGAR" site at www.sec.gov/edgar/searchedgar/companysearch.html; type in Company Name: Encore Clean Energy; look at the attachments to the following documents: Form 10KSB filed with the SEC on May 17, 2004 (for certain missing pages see also Def 14A Proxy statement filed with the SEC on April 9, 2002);and Form 8-K filed on May 13,2002.

CERTAIN PROVISIONS OF NEVADA LAW AND OUR PROPOSED CHARTER DOCUMENTS

Stockholder Consent in Lieu of Meeting. Under both the Delaware Statutes and the Nevada Revised Statutes, stockholder action may be taken without a meeting if stockholders holding the requisite voting power execute a consent. Our proposed articles of incorporation provide that our stockholders may take action if stockholders holding the requisite voting power execute a consent in lieu of a meeting, if the action to be taken by written consent has been approved in advance by our board of directors.

Under Nevada law, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

General. Provisions of our articles of incorporation and bylaws concern matters of corporate governance and the rights of our stockholders, such as the ability of our board of directors to issue shares of our common and preferred stock and to set the voting rights, preferences, and other terms of our preferred stock without further stockholder action. These provisions could also delay or frustrate the removal of incumbent directors or the assumption of control of our board of directors by our stockholders, and may be deemed to discourage takeover attempts, mergers, tender offers, or proxy contests not first approved by our board of directors, which some stockholders may deem to be in their best interests. Such provisions are present in both the current (Delaware) and new (Nevada) articles and bylaws.

Increasing or Decreasing Authorized Shares. Nevada law allows the board of directors of a corporation, unless restricted by the articles of incorporation, to increase or decrease the number of authorized shares in the class or series of the corporations shares and correspondingly effect a forward or reverse split of any such class or series of the corporation's shares without a vote of the stockholders, so long as the action taken does not change or alter any right or preference of the stockholder and does not include any provision or provisions pursuant to which only money will be paid or script issued to stockholders who hold 10 percent or more of the outstanding shares of the affected class and series, and who would otherwise be entitled to receive fractions of shares in exchange for the cancellation of all of their outstanding shares.

Anti-Takeover Statutes. Except under certain circumstances Nevada law prohibits a "business combination" between the corporation and an "interested stockholder", however our proposed Nevada articles of incorporation expressly elect not to be governed by these provisions as contained in NRS 78.411 to 78.444 inclusive, which means that we are not subject to the restrictions contained in the NRS applicable to mergers and other forms of combinations with holders of 10 percent or more of our stock.

Board of Directors. Our business and affairs will continue to be managed under the direction of our board of directors, which currently consists of three (3) members. The number of members on our board of directors is fixed by, and may be increased or decreased from time to time by, the affirmative vote of a majority of the members at any time constituting our board of directors.

Newly created directorships resulting from any increase in the number of directors and any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other causes shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term for which the new directorship was created or the vacancy occurred and until the director's successor shall have been elected and qualified or until his earlier death, resignation, or removal. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. Our board of directors may not have less than one member. There is no limit on the maximum size of our board.

Whenever the holders of any class or series of our capital stock are entitled to elect one or more directors under any resolution or resolutions of our board of directors designating a series of our preferred stock, vacancies and newly created directorships of a class or series may be filled by a majority of the directors then in office elected by the applicable class or series, by a sole remaining director so elected, or by the written consent, or the affirmative vote of a majority of the outstanding shares of the class or series entitled to elect the directors.

Any director may be removed from office only by the affirmative vote of the holders of a majority of the combined voting power of our then outstanding shares of capital stock entitled to vote at a meeting of stockholders called for that purpose, voting together as a single class.

Quorum of Directors. A majority of the board of directors in office constitutes a quorum for the transaction of business, but if at any meeting of the board there be less than a quorum present, a majority of those present may adjourn from time to time, until a quorum shall be present, and no notice of such adjournment shall be required.

Special Meetings of Stockholders. Subject to the rights of the holders of any series of our preferred stock as designated in any resolutions adopted by our board of directors and filed with the State of Nevada, special meetings of the stockholders may be called at any time by those persons set forth in the articles of incorporation. Upon written request of any person or persons who have duly called a special meeting, it shall be the duty of our corporate secretary to fix the date of the meeting to be held not less than 10 nor more than 60 days after the receipt of the request and to give due notice thereof, as required by the NRS. If our secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

Meetings of Stockholders. Our articles of incorporation will provide that a special meeting of our stockholders may only be called by:

- Our president or chief executive officer;

- The holders of at least 10 percent of the outstanding shares of our capital stock entitled to vote at the proposed special meeting; or

- Our board of directors by means of a duly adopted resolution.

Special stockholder meetings may not be called by any other person or in any other manner. Our bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at the special meeting. Our articles of incorporation do not permit our stockholders to take an action by written consent unless the action to be taken and the taking of that action by written consent have been approved in advance by our board of directors.

Limitation of Liability. Our articles of incorporation will provide that any director or officer shall not be personally liable to us or our stockholders for damages as a result of any act or failure to act in his capacity as a director or officer, unless:

- It is proven that his act or failure to act constituted a breach of his fiduciary duties and involved intentional misconduct, fraud, or a knowing violation of law; or

- Such person is a director liable under Section 78.300 of the Nevada Revised Statutes for the payment of an improper distribution by us to our stockholders.

Indemnification. Our articles of incorporation will provide that we shall indemnify anyone who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by us or in our right, by reason of the fact that he is or was a director, officer, employee, or agent of our company, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if:

- The liability did not result from any act or failure to act which constituted a breach of that person's fiduciary duties in his capacity as a director or officer, and involved intentional misconduct, fraud, or a knowing violation of law; or

- The person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

Further, our proposed articles of incorporation will permit us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by us or in our right, to procure a judgment in our favor by reason of the fact that he is or was a director, officer, employee, or agent of our company, or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with defense or settlement of the action or suit, if:

- The liability did not result from any act or failure to act which constituted a breach of that person's fiduciary duties in his capacity as a director or officer, and involved intentional misconduct, fraud or a knowing violation of law; or

- The person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests.

However, we will be prohibited from indemnifying any person with respect to any action, suit, or proceeding by a court of competent jurisdiction, if he has been finally adjudged to be liable to us, unless, and only to the extent that, the court of competent jurisdiction determines upon application that the person is fairly and reasonably entitled to indemnification in view of all the circumstances of the case.

Our proposed bylaws will contain similar indemnification and limitation of liability provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our company under the indemnification provisions, or otherwise, we are aware that, in the opinion of the

SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Amendment of Bylaws. Under our proposed articles of incorporation, our proposed bylaws may be amended by our board of directors or by the affirmative vote of the holders of at least a majority of the combined voting power of the outstanding shares of our capital stock then outstanding and entitled to vote, voting together as a single class.

DISSENT RIGHTS OF OUR STOCKHOLDERS

Under Delaware law, our stockholders are entitled, after complying with certain requirements of Delaware law, to dissent to the approval of the merger, pursuant to Section 262 of the Delaware General Company Law and to be paid the "fair value" of their shares of Encore Delaware stock in cash by complying with the procedures set forth in Section 262 of the Delaware General Company Law. Set forth below is a summary of the procedures relating to the exercise of dissenters' rights by our stockholders. This summary does not purport to be a complete statement of the provisions of Section 262 of the Delaware General Company Law and is qualified in its entirety by reference to such provisions, which are contained in Attachment C to this information statement.

Under Delaware law, if you do not wish to accept the Plan of Merger, you have the right to dissent from the merger and to receive payment in cash for the fair value of your shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the Delaware General Company Law in order to perfect their rights. We will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights.

Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the shareholder meeting to vote on the merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to our stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Attachment C to this information statement since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

If you elect to demand appraisal of your shares of our common stock, you must satisfy each of the following conditions:

- You must deliver to us a written demand for appraisal of your shares of our common stock before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against adoption of the merger agreement. Voting against or failing to vote for adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262;

- You must not vote in favor of adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares of our common stock so voted and will nullify any previously filed written demands for appraisal.

If you fail to comply with either of these conditions and the merger is completed, you will be entitled to receive the cash payment for your shares of our common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of our common stock.

All demands for appraisal should be addressed to Mr. Daniel Hunter at Encore Clean Energy, Inc., Suite 610, 375 Water Street, Vancouver, BC V6B 5C6, Canada, before the vote on the merger is taken at the shareholder meeting, and should be executed by, or on behalf of, the record holder of the shares of the common or preferred stock. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his shares of our common stock.

To be effective, a demand for appraisal by a holder of our common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder's name appears on his stock certificate(s) and cannot be made by the beneficial owner if he does not also hold the shares of record. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of those shares.

If shares of our common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity; and if the shares of our common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he is acting as agent for the record owner. A record owner, such as a broker, who holds shares of our common stock as a nominee for others, may exercise his right of appraisal with respect to the shares of our common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of our common stock as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of our common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within 10 days after the effective date of the merger, we must give written notice that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger or consent to the merger. At any time within 60 days after the effective date, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the share exchange specified by the merger agreement for his shares of our common stock. Within 120 days after the effective date, either we or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of our common stock held by all stockholders entitled to appraisal. We have no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of any stockholder to file such a petition within the period specified could nullify previously written demands for appraisal.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to us, we will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of our common stock. After notice to dissenting stockholders, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the stockholders who have demanded payment for their shares to submit their certificates representing shares of our common stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of our common stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares of our common stock.

In determining fair value, the Delaware Court of Chancery is required to take into account all relevant factors. You should be aware that the fair value of your shares as determined under Section 262 could be more, the same or less than the value that you are entitled to receive under the terms of the merger agreement.

Costs of the appraisal proceeding may be imposed upon us and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Delaware Court of Chancery deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective date, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective date; however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if the stockholder delivers a written withdrawal of his demand for appraisal and an acceptance of the merger within 60 days after the effective date of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for his shares of our common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the successor corporation and must, to be effective, be made within 120 days after the effective date.

In view of the complexity of Section 262, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisers.

TERMINATION OF THE PLAN OF MERGER

The plan of merger may be terminated, notwithstanding stockholder approval, by our board of directors at any time before consummation of the merger if our board of directors determines that in its judgment the merger does not appear to be in the best interests of our stockholders. In the event the plan of merger is terminated, the Company would remain as a Delaware corporation.

PRINCIPAL REASONS FOR THE CHANGE OF DOMICILE THROUGH THIS MERGER

We have chosen to change our state of incorporation in order to take advantage of several features of Nevada corporate law which are expected to help us reduce our taxes and to facilitate our corporate actions. A comparison of Nevada and Delaware law follows:

- Companys domiciled in Nevada do not pay a franchise tax or a corporate income tax. Delaware imposes a corporate income tax.

- Under Nevada law, unless otherwise provided in the articles of incorporation, a corporation that desires to change the number of shares of a class or series, if any, of its authorized stock by increasing or decreasing the number of authorized shares of the class or series and correspondingly increasing or decreasing the number of issued and outstanding shares of the same class or series held by each stockholder of record at the effective date and time of the change, except as otherwise provided in subsections 2 and 3 of Chapter 78.207 of the Nevada Revised Statutes, may do so by a resolution adopted by the board of directors, without obtaining the approval of the stockholders. The resolution may also provide for a change of the par value, if any, of the same class or series of the shares increased or decreased. After the effective date and time of the change, the corporation may issue its stock in accordance therewith.

The second bullet point above is especially important to us, inasmuch as we will be able to change our authorized shares to more efficiently meet our current needs. Presently, we need to go to the time and expense of having a stockholders' meeting in order to change our authorized shares. We must be able to quickly deal with situations calling for us to modify our capital structure.

PRINCIPAL REASONS FOR THE INCREASE IN AUTHORIZED CAPITAL THROUGH THIS MERGER

As a result of the merger, the Company will be authorized to issues up to one hundred million (100,000,000) shares of common stock and twenty million (20,000,000) shares of preferred stock. Currently, Encore Delaware is authorized to issue up toeighteen million (18,000,000) shares of common stock and two million (2,000,000) shares of preferred stock. As of the record date, there are 14,406,975 shares of common stock outstanding and approximately 3,000,000 shares reserved for issue upon the exercise of outstanding convertible notes, options or warrantsprior to shares required on the conversion of any Preferred Shares.

During 2005, the Company issued three hundred thousand (300,000) shares of Series A preferred stock. Under the terms of that offering, each preferred share is convertible into five shares of common stock plus a warrant to purchase an additional five shares of common stock for $0.25 per share. However, at the time this preferred stock was issued, there were (and are) not sufficient shares of common stock authorized to accommodate such conversion or the exercise of the warrants. Therefore, the terms of the offering provided that such conversion cannot occur until there are sufficient shares of common stock authorized and furthermore, at such time as the Company has sufficient shares of common stock authorized to allow for this conversion and to reserve for exercise of the warrants, the Series A preferred stock will automatically convert into the common stock and warrants.

As of the date of this proxy statement, the Company is in negotiations for a Series B,second round of financing similar in nature to the Series A Preferred stock financing . Under the terms of that proposed Series B offering, each preferred share is convertible into four (4) shares of common stock plus a warrant to purchase an additional four (4) shares of common stock for $0.50 per share. The additional authorized common stock will be needed to honor the terms of that offering as is the case with the Series A Preferred stock.

So the primary reason for the increase in authorized common stock is to allow for the conversion of preferred stock into common stock and warrants for additional common stock to take place.

Because the Company also anticipates the need to raise additional capital by the issuance of additional preferred and/or common stock or rights to acquire such stock, and in order to accommodate stock based compensation for our employees, directors, consultants and other who provide assistance and support to the Company, the authorized capital is being increased to allow for the additional issuance of the capital stock of the Company for these purposes and other purposes that may arise from time to time, as the Board of Directors by determine.

Authorizing an additional eighty two million (82,000,000) shares of common stock will give our board of directors the express authority, without further action of the stockholders, to issue common stock from time to time as the board deems necessary. The board of directors believes it is necessary to have the ability to issue such additional shares of common stock for general corporate purposes. Potential uses of the additional authorized shares may include equity financings, issuance of options, acquisition transactions, stock dividends or distributions, without further action by the stockholders, unless such action were specifically required by applicable law or rules of any stock exchange or similar system on which our securities may then be listed.

The issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by us could have an effect on the potential realizable value of a stockholder's investment.

The additional common stock to be authorized by adoption of the new articles of incorporation would have rights identical to our currently outstanding common stock. Adoption of the proposed merger and conversion to a Nevada corporation and issuance of additional common stock would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of outstanding shares of our common stock, such as dilution of the earnings per share and voting rights of current holders of common stock. If the merger is approved, the new articles will become effective upon filing of a certificate of merger with the Secretary of State of Delaware and the articles of merger with the Secretary of State of Nevada.

Issuance of additional shares. Except as described above, our board has no plans to issue or use any of our newly authorized shares of common stock. The increase in the number of our authorized common shares is proposed by our management in order to ensure sufficient reserves of our common stock for various capital purposes and to eliminate the need for similar amendments in the near future, which could be costly and time-consuming.

The proposal with respect to our common stock is not being made by us in response to any known accumulation of shares or threatened takeover.

NO CHANGE IN BUSINESS, MANAGEMENT OR PHYSICAL LOCATION

The merger and resulting change of domicile will not interrupt the existence of Encore Clean Energy Inc. Each share of our common stock will remain issued and outstanding as a share of the common stock of Encore Clean Energy Inc. after the change of domicile from Delaware to Nevada

EXCHANGE OF SHARE CERTIFICATES.

As soon as practicable on or after the change of domicile, our stockholders of record immediately prior to the change of domicile will be sent detailed instructions concerning the procedures to be followed for submission of certificates representing our common stock to our transfer agent, together with a form of transmittal letter to be sent to the transfer agent at the time such certificates are submitted.

After the change of domicile, the transfer agent will deliver to any holder who has previously submitted a duly completed and executed transmittal letter and a certificate representing the common stock, a certificate issued by us representing an equal number of shares of our common stock as a Nevada corporation into which such shares of the common stock were converted.

After the change of domicile but before a certificate representing common stock is surrendered, certificates representing common stock will represent the number of shares of our common stock as a Nevada corporation into which such common stock was converted pursuant to the terms of the change of domicile. Our transfer agent will deliver certificates representing the appropriate amount and type of our capital stock in accordance with the stockholder's instructions for transfer or exchange.

Failure by a stockholder to return appropriate transmittal letters or to surrender certificates representing common stock will not affect such person's rights as a stockholder, as such stockholder's certificates representing common stock following the change of domicile will represent the number of shares of our common stock as a Nevada corporation into which such common stock was converted pursuant to the terms of the change of domicile, and will present no material consequences to us.

SECURITIES ACT CONSEQUENCES, RESALES OF OUR COMMON STOCK

The shares of Encore Nevada's stock to be issued in exchange for shares of Encore Delaware's stock are not being registered under the Securities Act of 1933 (the 'Securities Act"). In that regard, Encore Nevada is relying on Rule 145(a)(2) under the Securities Act, which provides that a merger which has "as its sole purpose" a change in the domicile of a corporation does not involve the sale of securities for purposes of the Securities Act, and on interpretations of the Rule by the Securities and Exchange Commission which indicate that the making of certain changes in Encore Nevada's articles of incorporation which could otherwise be made only with the approval of the stockholders of either corporation does not render Rule 145(a)(2) inapplicable.

Pursuant to Rule 145 under the Securities Act, the merger of Encore Delaware corporation into Encore Nevada and the exchange of our shares of common stock in the Delaware corporation into the shares of the common stock of the Nevada corporation is exempt from registration under the Securities Act, since the purpose of the transaction is a change of our domicile within the United States. The effect of the exemption is that the shares of our common stock issuable in the change of domicile may be resold by the former stockholders without restriction to the same extent that such shares may have been sold before the change of domicile.

After the merger and change in domicile, Encore Nevada Corp. will be a publicly-held company, Encore Nevada's stock will be listed for trading on the Over the Counter Bulletin Board, and Encore Nevada Corp. will file periodic reports and other documents with the Securities and Exchange Commission and provide to its stockholders the same types of information that we have previously filed and provided. Stockholders whose common stock was freely tradeable before the merger will continue to have freely tradeable shares of the Encore Nevada's stock after the merger. Stockholders holding restricted shares of common stock will have shares of Encore Nevada's stock which are subject to the same restrictions on transfer as those to which their present shares of common stock are subject, and their stock certificates, when surrendered for replacement certificates representing shares of Encore Nevada's common stock will bear the same restrictive legend as appears on their present stock certificates. For purposes of computing compliance with the holding period requirement of Rule 144 under the Securities Act, stockholders will be deemed to have acquired their shares of Encore Nevada's common stock on the date they acquired their shares of Encore Delaware's common stock. In summary, Encore Nevada and its stockholders will be in the same respective positions under the federal securities laws after the merger as were Encore Delaware and its stockholders prior to the merger.

ABANDONMENT OF THE MERGER AND CHANGE IN DOMICILE

The plan of merger may be terminated and the change in domicile abandoned, notwithstanding stockholder approval, by our board of directors at any time before consummation of the change in domicile if our board of directors determines that in its judgment the change in domicile does not appear to be in the best interests of our stockholders. In the event the plan of merger is terminated or the stockholders fail to approve the change in domicile, the Company would remain as a Delaware corporation.

FEDERAL TAX CONSEQUENCES

The following is a discussion of certain federal income tax considerations that may be relevant to holders of our common stock who receive the common stock of Encore Nevada as a result of the proposed change of domicile. No state, local, or foreign tax consequences are addressed herein.

This discussion does not address the state, local, federal or foreign income tax consequences of the change of domicile that may be relevant to particular stockholders, such as dealers in securities, or our stockholders who exercise dissenters' rights. In view of the varying nature of such tax considerations, each stockholder is urged to consult his own tax adviser as to the specific tax consequences of the proposed change of domicile, including the applicability of federal, state, local, or foreign tax laws. Subject to the limitations, qualifications and exceptions described herein, and assuming the change of domicile qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, the following federal income tax consequences generally should result:

- No gain or loss should be recognized by the stockholders of Encore Delaware upon conversion of their common stock into common stock of the Nevada Company pursuant to the change of domicile;

- The aggregate tax basis of the common stock received by each stockholder of Encore Delaware in the change of domicile should be equal to the aggregate tax basis of our common stock converted in exchange therefor;

- The holding period of our common stock received by each stockholder of Encore Delaware in the change of domicile should include the period during which the stockholder held his common stock converted therefor, provided such common stock is held by the stockholder as a capital asset on the effective date of the change of domicile; and

- Encore Delaware should not recognize gain or loss for federal income tax purposes as a result of the change of domicile.

Encore Delaware has not requested a ruling from the Internal Revenue Service with respect to the federal income tax consequences of the change of domicile under the Code. We believe the change of domicile will constitute a tax-free reorganization under Section 368(a) of the Code, inasmuch as Section 368(a)(1)(F) of the Code defines a reorganization as a mere change in identity, form, or place of organization of our corporation.

VOTE REQUIRED

The affirmative vote of a majority of the total number of shares of our issued and outstanding capital stock is required to approve the merger. The board of directors recommends a vote FOR approval of the merger and change in our domicile.

ELECTION OF DIRECTORS OF ENCORE CLEAN ENERGY, INC., A NEVADA CORPORATION

(PROPOSAL 2)

At the annual meeting, stockholders of Encore Clean Energy, Inc. will elect directors of Encore Clean Energy, Inc., a Nevada corporation, the surviving corporation in the merger. A board of three directors is to be elected by the stockholders to serve until the next annual meeting or until their successors are elected. The three nominees receiving the highest number of votes will be elected if a quorum is present and voting.

NOTE: If Proposal 1 is not adopted, then this election will be deemed to be an election of the following candidates to serve as directors of Encore Clean Energy, Inc, a Delaware corporation for the same term as provided above. Therefore, your vote will be deemed to be a vote for the candidates to serve as directors of whatever corporation is the surviving corporation after the completion of this annual shareholders meeting.

Our board of directors unanimously recommends a vote "FOR" the three nominees to the board of directors of Encore Clean Energy, Inc., a Nevada corporation, pursuant to the terms set forth in the Plan of Merger.

Our board of directors currently consists of three members, Daniel B. Hunter, Donald James MacKenzie and Lawrence Mitchell Shultz. Upon the merger and change of domicile, our board of directors will consist of the same individuals who are currently the directors of Encore Delaware, and who are named as the directors in the articles of incorporation filed pursuant to our change of domicile into Nevada. Additionally, immediately following the change of domicile, our officers will be Daniel B. Hunter, and Donald James MacKenzie, President, Secretary and Director. See "Management - Executive Officers and Directors."

NOMINEES

The following table sets forth information concerning each nominee for Director of Encore Clean Energy, a Nevada corporation:

NAME	AGE	POSITION	POSITION HELD SINCE
Daniel B. Hunter	46	Chairman, Chief Executive Officer, Chief -Financial Officer and Director	1999
Donald J. MacKenzie	48	President, Secretary, and Director	1999
Lawrence M. Shultz	50	Director	2003

Our executive officers are elected annually by our board of directors. There are no family relationships among our directors and executive officers.

Mr. Hunter was appointed our Chief Executive Officer, Chief Financial Officer and a Director in October 1999. Since September 1998, Mr. Hunter has been the Chief Executive Officer, Chief Financial Officer and a Director of Ignite Communications Inc. (formerly Coastal Media Group). From 1993 to 1998, Mr. Hunter was an account executive and partner at Canaccord Capital and has participated in the financing of numerous private and public companies. In March 2005, Mr. Hunter was appointed as Chief Executive Officer, Chief Financial Officer and a Director of Colombia Goldfields Ltd, a public company listed on the OTCBB.

Mr. MacKenzie was appointed our President, Secretary, and a Director in October 1999. From 1990 to 1998, Mr. MacKenzie was a senior account executive at BCTV, a major local television station in Vancouver.

Mr. Shultz was appointed as one of our directors effective September 30, 2003. Mr. Shultz is the founder of Cryotherm. Mr. Shultz is an entrepreneur with a track record in product development and marketing. Prior to Cryotherm, Mr. Shultz served as Chairman and Chief Executive Officer of AirBelt Systems LLC, developer of the

IntelliFlowTM AirBag Inflator. Prior to AirBelt Systems, Mr. Shultz was Senior Vice President, Audio and Video technologies, and a Director of Aura Systems, Inc. As President of International TeleSystems, Mr. Shultz developed the TickeTV pay-per-view "positive trap" used by non-addressable cable operators to encrypt and secure pay-tier and pay-per-view programming from unauthorized, non-paying customers.

Terms of Office

Our directors are elected to hold office until the next annual meeting of the shareholders and until their respective successors have been elected and qualified. Our executive officers are appointed by our board of directors and hold office until removed by our board of directors or until their successors are appointed.

Board Meetings and Committees.

At this time, the board of directors as a whole serves as the Company's audit, compensation and nominating committees.

The Company is not a listed issuer and, under the rules of the OTC Bulletin Board, our board of directors is not required to maintain a separately-designated standing audit committee. As such, our entire board of directors acts as our audit committee. Our Board of Directors has determined that we do not presently have a director who meets the definition of an "audit committee financial expert." We believe that the cost related to appointing a financial expert to our board of directors at this time is prohibitive.

During our fiscal year ended December 31, 2004, our board of directors conferred regularly on an informal basis, as all three are involved with the business on a regular basis. All formal actions of the Board were taken through unanimous consent resolutions.

Compensation Committee. As noted above, our board of directors serves as the compensation committee. At this time, the board has yet to adopte a written charter for the compensation committee.

Audit Committee. Our board of directors serves as the audit committee and is directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by us (including resolution of disagreements between our management and the auditor regarding financial disclosure) for the purpose of preparing or issuing an audit report or related work. Our board has not adopted a written charter for the audit committee.

Nominating Committee. Our board of directors serves as the nominating committee. Our board has not adopted a written charter for the nominating committee. The Company does not believe that any of its current directors meet the definitions of an independent director as defined by any national securities exchange registered pursuant to 15 U.S.C. 78f(a)) or a national securities association registered pursuant to 15 U.S.C. 78o-3(a) that has been approved by the Securities and Exchange Commission. The Board of Directors, acting as the nominating committee will consider individuals recommended by security holders for directors but does not have any formal policy with regard to such consideration. At this time, the Company believes the cost of compensating qualified outside directors would likely be prohibitive. Therefore, a policy regarding the selection and consideration of outside directors has not been formulated. At such time as the Board may consider the recruitment and retention of outside directors, the Board intends to formulate such a policy.

Code of Ethics

We adopted a Code of Ethics applicable to our officers and directors which is a "code of ethics" as defined by applicable rules of the SEC. If we make any amendments to our Code of Ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of our Code of Ethics to our chief executive officer, chief financial officer, or certain other finance executives, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in a Current Report on Form 8-K filed with the SEC.

Stockholder Communications with the Board of Directors

The Board provides a process for the Company's security holders to send communications to the Board. Stockholders may communicate with the Board as a whole, with a committee of the Board, or with an individual director by sending a letter to Encore Clean Energy's Corporate Secretary at Suite 610, 375 Water Street, Vancouver, BC V6B 5C6 Canada.

COMPENSATION OF DIRECTORS

We do not compensate any of our current directors for their services as directors. However, we do reimburse our directors for expenses incurred in attending board meetings.

Our current directors also serve in other capacities for the Company and are compensated for those services. For information concerning compensation of our executive officers see Executive Compensation And Related Information below.

It is anticipated that at such time as the Company adds outside directors to the board of directors, a compensation package will have to be developed for such directors. Such compensation may include both cash compensation and/or stock based compensation. No such compensation package has been developed at this time.

VOTE REQUIRED

The affirmative vote of a plurality of the total number of shares present in person or by proxy at the meeting if a quorum is present is required to elect each director. The board of directors recommends a vote FOR election of the above nominees to the board of directors of the Company.

APPROVE THE ENCORE CLEAN ENERGY, INC. 2003 STOCK INCENTIVE PLAN

(PROPOSAL 3)

The Board of Directors Recommends a Vote FOR the Approval of the 2003 Stock Incentive Plan.

The Company currently has one stock incentive plan, the 2003 Stock Incentive Plan (the "2003 Plan") that was adopted by the Board of Directors in December, 2003. This is the first annual meeting of shareholders that has been held since that adoption. This plan is the Encore Delaware company's plan. If Proposal 1 above is adopted, the Board of Directors of Encore Nevada (which will be assuming the 2003 Plan under the Merger Agreement) intends to make a technical amendment to the 2003 Plan to designate the 2003 Plan as the Encore Nevada company's plan.

Key strategic objectives in the Company's compensation program are to closely align management's interests with the long-term interests of the Company's shareholders, encourage employees to behave like owners of the business by rewarding them when shareholder value is created, and to offer programs that compete effectively for the best talent.

The Company will be required to compete for skilled employees with companies offering broad option programs. We believe that by allowing the Company to offer its employees long-term performance-based compensation through the 2003 Plan, the Company will be able to attract, motivate and retain experienced and highly qualified employees who will contribute to the Company's financial success. The 2003 Plan also enables the Company to obtain the services of highly qualified consultants and other advisors and service providers.

The 2003 Plan allows for the issuance of stock awards and stock options.

To date, the 2003 Plan has only been used to compensate key consultants and service providers for their services to the Company. As of the date of this proxy statement, approximately one million and thirty thousand (1,030,000) shares of the Company's common stock has been issued under the plan. No options have been issued under the plan.

None of the officers or directors of the company have received stock awards or stock options

Key Features of the 2003 Plan

The 2003 Plan permits the grant of incentive stock options (ISO's), non-statutory stock options (NSO's), and restricted, compensation and bonus stock awards. Such options or stock awards are to be issued for the primary purpose of attracting, motivating, retaining and rewarding talented and experienced employees, consultants and service providers. Some of the key features of the 2003 Plan include:

The Plan Life is Limited. Grants can be made under the 2003 Plan over the 10 years period ending in December 2013 or shorter period determined by the Board of Directors.

Limit on Shares Authorized, and No Liberal Recycling Provisions. The 2003 Plan authorizes 4,000,000 Common Shares for issuance pursuant to grants under the 2003 Plan. As awards are made, this number is reduced, and shares are added back into the pool of available shares only if options or stock awards are cancelled or restricted shares are forfeited.

Limit on Transferability of Options and unvested stock awards. Options and unvested stock awards cannot be transferred except for certain estate planning purposes, upon death and pursuant to domestic relations orders.

Limited Discount on Stock Options. The 2003 Plan prohibits the grant of a stock option with an exercise price less than 85% of the fair market value of the Company's Common Shares on the date of grant and all Incentive Stock Options must be granted at fair market value on the date of grant.

Certain Material Amendments to the Plan Require Shareholder Approval. The 2003 Plan requires shareholder approval to amend provisions of the plan that would increase the total number of shares available for issuance under the Plan or modify the class of employees eligible to receive Options,.

Plan Administration. The 2003 is now administered by the Board of Directors but when and if independent directors join the Board, a committee of the board consisting of such independent directors may be appointed under the Plan to be the Plan Administrator.

Description of the 2003 Plan

Certain provisions of the 2003 Plan are summarized below. The complete text of the 2003 Plan is attached to this proxy statement as Appendix D, and the following description of the 2003 Plan is qualified in its entirety by reference to Appendix D.

Eligibility. All employees, officers, directors, non-employee agents, consultants, advisers and independent contractors of the Company and its subsidiaries are eligible to be selected for grants under the 2003 Plan.

Administration. The 2003 Plan is administered by the Board of Directors as the Plan Administrator, but when and if independent directors join the Board, a committee of the Board of Directors consisting entirely of directors who are deemed independent directors may be appointed to be the Plan Administrator. The Plan Administrator may promulgate rules and regulations for the operation of the 2003 Plan, will interpret the 2003 Plan and related agreements and will generally supervise the administration of the 2003 Plan. The Plan Administrator will determine the individuals to whom grants will be made under the 2003 Plan, the type of grant, the amount of the grants and the other terms and conditions of the grants. Among other actions, the Plan Administrator may accelerate any exercise or vesting date, extend the exercise period and amend any provision with respect to an award (except modify restrictions imposed by law). The Plan Administrator may authorize a director who is also the Company's Chief Executive Officer to make option grants and stock awards under the 2003 Plan to employees of the Company who are not executive officers, subject to limitations imposed by the Committee.

Stock Options. The Plan Administrator will determine the individuals to whom options will be granted, the option price, the number of shares to be covered by each option, the period of each option and the times at which options may be exercised and whether the option is an incentive stock option (intended to meet all of the requirements of an incentive stock option as defined in Section 422 of the Code) or a non-statutory option. However, not more than 200,000 shares may be made subject to Awards under the Plan to any individual in the aggregate in any one fiscal year of the Company.

The option price cannot be less than 100% of the fair market value of the Common Shares on the date of grant for incentive stock options or less than 85% of the fair market value of such shares on the date of grant for nonqualified stock options. If an optionee of an incentive stock option at the time of grant owns stock possessing more than 10% of the combined voting power of the Company, the option price may not be less than 110% of the fair market value of the Common Shares on the date of grant and the option term may not be more than five years from the date of grant. The fair market value of shares covered by an option shall be the closing price of the Common Shares last reported or the average of the closing bid and asked prices or, if there is no reported market for the stock, another value of the Common Shares as determined in good faith by the Plan Administrator. No individual may be granted options or other stock awards under the 2003 Plan for more than an aggregate of 200,000 Common Shares in any fiscal year. The 2003 Plan limits the amount of incentive stock options that may vest under the 2003 Plan in any year to $100,000 per employee, based on the fair market value on the grant date of shares covered by such options. No monetary consideration is paid to the Company upon the granting of options.

Options may be granted for varying periods established at the time of grant (not to exceed ten years from the date of the grant) and are generally nontransferable except on death of the holder. Options are exercisable in accordance with the terms of an option agreement entered into at the time of the grant. Options may be exercised only while an optionee is in the employ of, or providing services to, the Company or one of its subsidiaries or within one year following termination because of retirement or disability or within one year after the death of the optionee or within three months following other termination of employment. If the termination of employment is as a result of death or disability, the option will become fully exercisable. If the employment of the optionee terminates when the optionee is eligible to retire under the Company's 401(k) plan, or if there is no such plan the employee is 59.5 years old or is 55 or older with at least 10 years of service with the Company, other than as a result of death or disability, the outstanding options held by the optionee may be exercised by the optionee at any time prior to the expiration date of the option or the expiration of one year after the date of such termination, whichever is the shortest period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination of employment. The 2003 Plan provides that the Committee can vary the terms of the options from those described in this paragraph and, upon a termination of employment, the Committee may extend the exercise period for any period up to the expiration date of the option and may increase the portion of the option that is exercisable.

On or before the date specified for completion of the purchase of shares pursuant to an option exercise, the optionee must pay the Company the full purchase price of those shares in cash or by check or, in whole or in part, in Common Shares of the Company valued at fair market value, or by delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise. Upon the exercise of an option, the number of shares subject to the option and the number of shares available for issuance under the 2003 Plan are reduced by the number of shares with respect to which the option is exercised. Option shares granted under the 2003 Plan that are not purchased prior to the expiration, termination or cancellation of the options are again available for future awards under the 2003 Plan.

At the time of grant or at a later date, the Plan Administrator may provide for accelerated vesting of options granted under the 2003 Plan in the event of a future change in control of the Company or the occurrence of certain events indicating an imminent change in control of the Company. Special acceleration provisions may, in certain circumstances, tend to discourage attempts to take over the Company.

Restricted, Compensation and Bonus Stock Awards. The 2003 Plan provides that the Plan Administrator may make restricted stock grants and issue compensation and bonus shares under the 2003 Plan for any consideration (including services) determined by the Committee. Shares issued under the 2003 Plan will be subject to the terms, conditions and restrictions determined by the Plan Administrator. Upon the issuance of such stock awards, the number of shares reserved for issuance under the 2003 Plan will be reduced by the number of shares issued.

Performance-Based Awards. The Committee may grant stock bonus awards intended to qualify as qualified performance-based compensation under Section 162(m) of the Code denominated at the time of grant in Common Shares that may be earned in whole or in part if the Company achieves written objective goals established by the Plan Administrator over a designated period of time. The Plan Administrator may also impose additional restrictions on a stock bonus award in addition to the satisfaction of the performance goals.

No participant may receive any stock awards plus option grants that exceed in the aggregate 200,000 shares per year.

Changes In Capital Structure. The 2003 Plan provides that if the outstanding Common Shares of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any sale, lease, exchange or other transfer, stock split, combination of shares, dividend payable in shares, recapitalization or reclassification, appropriate adjustment will be made by the Plan Administrator in the number and kind of shares available for grants under the 2003 Plan and in all other share amounts set forth in the 2003 Plan. In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party, or any sale, lease, exchange or other transfer of all or substantially all of the Company's assets (each a "Transaction"), the Plan Administrator will, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options and stock appreciation rights under the 2003 Plan: (i) outstanding options and stock awards shall be assumed or an equivalent option or award substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable; or (ii) the options and awards shall fully vest and the Plan Administrator will provide a period prior to the consummation of the Transaction during which outstanding options will be exercisable. Upon the expiration of such period, all unexercised options will immediately terminate.

Amendments. The Board of Directors has the power to suspend, amend or terminate the 2003 Plan at any time. However, none of the following modifications or amendments may be made without shareholder approval (except in connection with changes in capital structure): (i) an increase in the number of shares authorized to be issued; (ii) modify the class of employees eligible to receive options, or (iii) otherwise require stockholder approval under any applicable law or regulation. No change in an award already granted shall be made without the written consent of the award holder if the change would adversely affect the holder.

The following description is a summary of the federal income tax consequences of awards under the 2003 Plan. Applicable state, local and foreign tax consequences may differ.

Certain options authorized to be granted under the 2003 Plan are intended to qualify as ISOs for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon a proper exercise of the ISO, although such exercise may produce alternative minimum tax liability for the optionee. If an employee exercises an ISO and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. Ordinarily, if an employee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or the two-year waiting period, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price will be taxable as ordinary compensation income in the year of such disqualifying disposition; however, on certain sales or exchanges the amount that is taxable as ordinary compensation is limited to the amount by which the amount realized on the disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an ISO. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

Certain options authorized to be granted under the 2003 Plan will be treated as NSOs for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of an NSO pursuant to the 2003 Plan until the option is exercised. At the time of exercise of an NSO, the optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold on the income amount. Upon the sale of shares acquired upon exercise of an NSO, any excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable gain.

An employee who receives stock award in connection with the performance of services will generally realize taxable income at the time the shares become substantially vested for purposes of Section 83 of the Code unless the employee elects under Section 83(b) of the Code within 30 days after the original transfer to recognize income at the time of the original transfer. If the shares are not vested at the time of receipt and no Section 83(b) election is made at the time of the original transfer, the employee will realize taxable income in each year in which a portion of the shares substantially vest. The Company generally will be entitled to a tax deduction equal to the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares. The Company is required to withhold on the income amount.

Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to certain of its most highly compensated officers in any year. Under Internal Revenue Service regulations, compensation received through the exercise of an option will not be subject to the $1,000,000 limit if the option and the 2003 Plan pursuant to which it is granted meets certain requirements. One requirement is shareholder approval at least once every five years of the per-employee limits on the number of shares as to which options may be granted each year. As discussed above under "Stock Options," the 2003 Plan limits the options that an employee may be granted to no more than an aggregate of 200,000 Common Shares in any calendar year. Shareholder approval of the 2003 Plan will constitute reapproval of the per-employee limit on grants of options under the 2003 Plan of 200,000 shares annually. Other requirements are that the option or award be granted by a committee of at least two outside directors and that the exercise price of the option be not less than fair market value of the Common Shares on the date of grant. At this time, this requirement is not met. Assuming that future option grants or awards are made in compliance with the above requirements, the Company believes that the options or awards to such highly compensated officers will be exempt from the $1,000,000 deduction limit.

VOTE REQUIRED

The affirmative vote of a majority of the total number of shares present at the meeting in person or by proxy, assuming a quorum is present, is required to approve the adoption of the stock incentive plan. Our board of directors recommends that stockholders vote FOR the adoption of the stock incentive plan.

PRINCIPAL STOCKHOLDERS

The following table presents information regarding the beneficial ownership of all shares of our common stock as of the record date by:

- Each person who beneficially owns more than five percent of the outstanding shares of our common stock;

- Each of our directors;

- Each named executive officer; and

- All directors and officers as a group.

Title of Class	Name and Address of Beneficial Owner	Number of Shares	Percentage of Class(1)
DIRECTORS AND OFFICERS
Common Stock	Daniel B. Hunter, Chief Executive Officer, Chief Financial Officer and a Director Suite 610-375 Water Street Vancouver, BC, Canada V5Y 1L2	779,999(2)	5.4%
Common Stock	Donald James MacKenzie President, Secretary and a Director Suite 610-375 Water Street Vancouver, BC, Canada V5Y 1L2	730,000	5.1%
Common Stock	Lawrence M. Shultz Director 2769 Deep Canyon Drive Beverly Hills, CA 90210	2,388,253(3)	16.6%
Common Stock	All Officers and Directors as a Group (3 Persons)	3,898,252	27.06%
5% SHAREHOLDERS
Common Stock	Robert and Dianne Hunt 23707 Red Fish Lane Pass Christian, MS 39571	3,415,154(5)	23.7%
Common Stock	Kenneth Rickel 2121 Avenue of the Stars, Suite 2800 Los Angeles, CA	1,455,054(4)	10.1%

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding August 29, 2005. As August 29, 2005, there were 14,406,975 shares of our common stock issued and outstanding.

(2)	Includes 87,499 shares held by Camino Enterprises Ltd. Mr. Hunter is the sole shareholder of Camino Enterprises Ltd.

(3)

Mr. Shultz and Mrs. Shultz are joint custodians under the California Uniform Transfer to Minors Act for Brian L. Shultz, Alexander L. Shultz and Eric L. Shultz, together the registered owners of 703,704 shares of our common stock. In addition, Mr. Shultz is the trustee of the Shultz Family 1989 Intervivos Trust which owns 1,684,549 shares of our common stock.

(4)

In connection with our acquisition of Cryotherm, we exchanged convertible notes and warrants entitling Mr. Rickel to acquire shares of Cryotherm common stock for convertible notes and warrants entitling Mr. Rickel to acquire a total of 808,819 shares of our common stock. The calculation the number of shares beneficially owned by Mr. Rickel and his ownership percentage assumes that Mr. Rickel has exercised his rights under the convertible notes and warrants, but that all other holders of similar rights have not.

(5)

Includes1,390,000 shares issuable to Mr. Hunt pursuant to a convertible note(s) in the principal amount of $375,000 and convertible at a price of $0.50 per share and $64,000 convertible at $0.10 per share

STOCK PERFORMANCE GRAPH

PERFORMANCE GRAPH

The graph below compares the cumulative total shareholder return on the Company's Common Shares with that of the Standard & Poor's 500 Stock Index and the NASDAQ Composite Index over a period of five and one-half years commencing on December 31, 1999 and ending on June 30, 2005. The graph shows the value of an initial investment of $100 on December 31, 1999 through the end of each subsequent year and through June 30, 2005.

Fiscal Years Ending Dec. 31

NASDAQ
Composite
Fiscal Year	Encore	S&P 500	Indes

20001999	$ 100.00	$ 100.00	$ 100.00
20012000	$ 6.36	89.45 $ 90.78	$ 60.71
20022001	$ 2.73	77.06 $ 79.65	$ 47.93
20032002	$ 0.09	70.85 $ 62.41	$ 32.82
20042003	$ 0.91	83.83 $ 79.79	$ 49.23
20052004	$ 0.23	90.74 $ 88.65	$ 53.46
June 30, 2005	$ 0.39	$ 86.24	$ 50.55

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Of Executive Officers

The following Summary Compensation Table sets forth the cash compensation and certain other components of the compensation received by (i) Daniel B. Hunter, our Chief Executive Officer and Chief Financial Officer and a Director and (ii) Donald James MacKenzie, our President and Secretary and a Director (together, the "named executive officers").
SUMMARY COMPENSATION TABLE
			ANNUAL COMPENSATION			LONG TERM COMPENSATION
Name	Title	Year	Salary	Bonus	Other Annual Compen- sation	AWARDS		PAYOUTS	All Other Compen- sation
						Restricted Stock Awarded	Options/ SARs (#)	LTIP payouts ($)
Daniel B. Hunter	Chief Executive Officer, Chief Financial Officer and a Director	2004 2003 2002	$143,812 $123,139 $100,470	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0
Donald James MacKenzie	President, Secretary and a Director	2004 2003 2002	$101,547 $95,648 $88,65	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

Long-Term Incentive Plans

The Company does not have any long-term incentive plans, pension plans, or similar compensatory plans for our directors or executive officers.

Compensation Of Directors

Other than as described above, our directors are not paid any compensation for acting as our directors. However, we may periodically grant stock awards or stock options to our directors in consideration for them providing their services as directors. Our 2003 Stock Incentive Plan permits the grant of stock and stock options to any of our directors, officers or employees.

Repricing Of Stock Options

We did not, at any time during our 2004 fiscal year, adjust, amend or otherwise reprice the exercise price of any stock options or grants.

STOCK OR STOCK OPTIONS GRANTED IN LAST FISCAL YEAR

We did not grant any stock or stock options to the named executive officers or directors during our most recent fiscal year ended December 31, 2004. We also have not granted any stock or stock options to our named executive officers or directors since December 31, 2004. In addition, as of December 31, 2004 (and as of the date of this proxy statement), no retirement, pension or insurance programs or other similar programs have been adopted by us for the benefit of our employees.

As discussed above, in December of 2003, we adopted a "2003 Stock Incentive Plan" and we filed a Form S-8 registration statement covering this plan. The number of shares of common stock available for issuance under the plan is four million (4,000,000) treasury shares. As at December 31, 2004, none of these shares or options for such sh ares had been granted to any of our directors or officers. We also have not granted any of these shares or options to acquire such shares to any of our directors or officers since December 31, 2004.

As of the date of this proxy, shares issuable under the 2003 Stock Incentive Plan have only been used to compensate third party consultants for their services in a cumulative amount of approximately 1,030,000 shares. Of these, 499,800 shares were issued by the Company during the fiscal year ended December 31, 2004.

EMPLOYMENT AGREEMENTS, SEPARATION AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

We do not have any employment agreements with any of our executive officers or directors.

We have no compensatory plans or arrangements with respect to any of the named executive officers which would result from the resignation, retirement or any other termination of such named executive officer's employment with the Company or its subsidiaries or from a change-in-control of the Company or a change in the named executive officer's responsibilities following such a change-in-control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As presented in the following table, Mr. Hunter, our Chief Executive Officer, has advanced funds to us for working capital purposes both personally and through Camino Enterprises Ltd., a company of which he is the sole shareholder.
	December 31, 2004	December 31, 2003
Camino Enterprises Ltd.	$105,286	$91,370
Daniel B. Hunter	$80,288	$359,917
Total	$185,574	$451,647

The advances from Mr. Hunter and Camino Enterprises Ltd. are unsecured, bear interest at an annual rate of 7%, have no set terms of repayment and are not callable during 2005.

Mr. Shultz, one of our directors, and Camilo Jorge, a member of Mr. Shultz's immediate family, have loaned $353,320 and $115,000 to us respectively. The loans from Mr. Shultz and Mr. Jorge are unsecured, have no set terms of repayment and bear interest at the annual rate of 6% and 12.5% respectively.

As part of our acquisition of Cryotherm, we exchanged each share of Cryotherm common stock for 0.23456789 shares of our common stock. As a result, Lawrence M. Schultz and James E. Gayle and the following beneficial owners of 5% of our common stock at that time,, became the beneficial owners of the following number of shares of our common stock:

Beneficial Owner	Number of Cryotherm Shares Beneficially Held	Number of Encore Shares Beneficially Received
Lawrence M. Shultz	10,181,500	2,388,253
James E. Gayle	2,250,000	527,778
Robert & Dianne Hunt	9,887,500	2,319,290
Kenneth Rickel	2,755,000	646,235
Sally Shultz	3,000,000	703,704

We also exchanged options, warrants and convertible notes entitling the holder to acquire Cryotherm common stock for options, warrants and convertible notes entitling the holder to acquire shares of our common stock on the same conversion ratio of 1 share of Cryotherm common stock for every 0.23456789 shares of our common stock. Mr. Rickel exchanged one Cryotherm share purchase warrant entitling him to purchase 37,500 shares of Cryotherm common stock at a price of $0.10 per share for one share purchase warrant entitling him to purchase 8,796 shares of our common stock at a price of $0.4263 per share. We also amended Cyrotherm convertible notes issued to Mr. Rickel with an aggregate principal amount of $450,000 and convertible to an aggregate of 2,699,925 shares of Cryotherm common stock such that those convertible notes are now convertible into an aggregate of 633,356 shares of our common stock.

Also in connection with our acquisition of Cryotherm, we converted indebtedness in the aggregate amount of $840,000 into 4,200,000 of our common shares. The following directors, officers and beneficial owners of 5% of our common stock received shares as a result of this debt conversion:

Creditor	Amount of Indebtedness	Number of Encore Shares Received
Daniel B. Hunter	$131,000	655,000
Donald James MacKenzie	$131,000	655,000
Leinsmill Holdings Ltd.	$132,000	660,000
Mill Pond Ltd.	$132,000	660,000
Sand Creek Capital Ltd.	$132,000	660,000
Cocal Investments Inc.	$132,000	660,000

On December 12, 2003 Mr. Rickel agreed to extend the due date of a $125,000 Promissory Note dated March 2003 and issued by Cryotherm. Mr. Rickel agreed to extend payment of the remaining principal balance of $95,000 plus $5,700 in interest charges to February 29, 2004. In exchange, we agreed to pay Mr. Rickel the sum of $28,746.15 in consideration for attorney's fees incurred by Mr. Rickel in connection with our acquisition of Cryotherm and the extension of the Promissory Note and warrants to purchase 166,667 shares of our common stock at a price of $0.60 per share. As the due date for the Promissory Note has passed, we are technically in default of the provisions of the Promissory Note. We are currently in discussions with Mr. Rickel to extend the term of the Promissory Note.

In September, 2004, we entered into a one year consulting agreement that was dated effective as of July 1, 2004, with Cocal Investments, Inc. ("Cocal"), a private company owned by Benson Hunter, the father of our Chief Executive Officer and Chief Financial Officer, Daniel B. Hunter. Under the terms of the consulting agreement, Cocal has agreed to devote 100 hours per month to assist us in the areas of marketing, branding, sales and strategic business planning in exchange for fees of $10,000 per month. Cocal has the option to convert the fees payable to it into shares of our common stock at its discretion. In addition, we agreed to issue to Cocal options to purchase 200,000 shares of our common stock at a price of $0.25 per share pursuant to our 2003 Stock Incentive Plan. The exercise price of these options was equal to the fair market value of our shares on the day that the agreement was entered into.

On January 14, 2005, we issued a convertible note to Robert D. Hunt in the principal amount of $375,000 with interest payable at a rate of 6% per annum, beginning on January 1, 2007 and maturing on December 31, 2009 (the "Convertible Note"). The Convertible Note provides that, at any time prior to the payment in full of the amounts owing on the Convertible Note, Mr. Hunt may convert the outstanding principal and interest into shares of our common stock at a conversion price of $0.50 per share. The Convertible Note was issued to Mr. Hunt in satisfaction of the amounts owed to him under the Hunt License Agreement up to December 31, 2004.

Effective January 14, 2005, we entered into the World, Wind and Water joint venture with Mr. Hunt and the Abell Foundation. Pursuant to the LLC Agreement for World, Wind and Water, we received a 60% interest and Mr. Hunt received a 30% interest in World, Wind and Water in exchange for assigning to it all of our rights, title and interests to certain of the Hunt Technologies, with the Abell Foundation owning the remaining 10%.

Effective on February 3, 2005, we entered into a letter agreement (the "Letter Agreement") with Larry Shultz and Robert Hunt in which we agreed to form a limited liability company (the "LLC") to pursue the research and development of four new proprietary technologies developed by Mr. Hunt and Mr. Shultz. We have agreed that we will own 56% of the LLC, Mr. Hunt will own 22% of the LLC, Mr. Shultz will own 12% of the LLC and we will offer to an as yet to be determined investors group a 10% ownership interest in the LLC in exchange for a minimum investment of $1,000,000. We will also offer the investors group a warrant to acquire up to an additional 10% interest in the LLC at a price of $300,000 for each additional 1% interest. Any gross revenues earned by the LLC will be subject to a 2% royalty payable to Mr. Hunt and a 1% royalty payable to Mr. Shultz. If we are unable to find an investors group willing to provide the minimum investment, Mr. Hunt has the right to terminate the agreement. If and when the LLC is formed, we have, subject to the negotiation of certain minimum terms, agreed to cause the LLC to enter into a joint venture with a Panamanian company, whereby the LLC will grant an exclusive license to manufacture and sell products based on the technologies to be developed by the LLC. We have agreed that the minimum terms for such an agreement will be that the LLC receive $2,000,000 for the licensing rights, that the LLC receive at least a 25% interest in the proposed joint venture and that the LLC have the right to purchase any products manufactured at a price of cost plus 25%. If and when received, the $2,000,000 will be distributed to Mr. Hunt, Mr. Shultz, us and certain of our related party creditors.

On July 5, 2005, we issued a convertible note to Robert D. Hunt in the principal amount of $110,000 with interest payable at a rate of 6% per annum, beginning on January 1, 2007 and maturing on June 30, 2010 (the "Convertible Note"). The Convertible Note provides that, at any time prior to the payment in full of the amounts owing on the Convertible Note, Mr. Hunt may convert the outstanding principal and interest into shares of our common stock at a conversion price of $0.10 per share. The Convertible Note was issued to Mr. Hunt in satisfaction of the amounts owed to him under the Hunt License Agreement up to June 30, 2005.

Effective August 29, 2005, we entered into an additional letter agreement (the "August Agreement") with Larry Shultz concerning the transfer of his rights in certain Magnetic Piston (also known as "Pellet") Generator ("MPG") technology to the Company. Under this agreement, Mr. Shultz has assigned all of his interest in this technology along with his interests in certain anticipated ventures that would utilize this technology to the Company. In consideration for this transfer, the Company is issuing warrants to Mr. Shultz to purchase 1,500,000 shares of the Company's common stock for $0.20 per share. These warrants may be exercised during the next seven years. In addition, the Company agrees to use its best efforts with Mr. Shultz's assistance to form at least three ventures with third parties to exploit this technology in the fields of: (a) Heavy Duty Motor Vehicles (weighing over 8,500 pounds), (b) Passenger & Light Truck Motor Vehicles (weighing less than 8,500 pounds), and (c) Solar Thermal ("rooftop solar and "concentrated solar" systems). Mr. Shultz is to own 15% of each venture once at least $1 million has been invested in each venture. Further investments in such ventures may dilute both Mr. Shultz's and the Company's interests in the ventures proportionately. The Company has full and exclusive rights to exploit the technology in any other fields of use. Each of the ventures in the above three fields of use (for up to a maximum of five ventures) are to each enter into five year consulting agreements with Mr. Shultz at a rate of $10,000 per month per consulting agreement to compensate him for services to these ventures. Such consulting agreements will be subject to such terms and conditions as third party investors in the ventures may reasonably require, including but not limited to rights to terminate if certain performance levels are not obtained, minimum time commitments and non-competition limitations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our securities ("Reporting Persons") to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of such reports received by the Company, and written representations from certain Reporting Persons that no other reports were required for those persons, we believe that except for the following persons, during the year ended December 31, 2004, all Reporting Persons complied with all Section 16(a) filing requirements applicable to them:

	Number of Late	Transactions Not	Known Failures to
Name and Relationship to Company	Reports	Timely Reported	File a Required Form
Robert D. Hunt
Greater than 10% beneficial owner	One	One	One

INDEPENDENT PUBLIC ACCOUNTANTS

On August 5, 2005, the Company engaged Dohan and Company, P.A. as its principal independent accountants. On the same date, the Company advised KPMG LLP, that it was dismissed as the Company's independent accountant. The Company's Board of Directors approved the engagement of Dohan and Company and the dismissal of KPMG LLP by written resolution.

KPMG LLP's reports on the financial statements of the Company for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor was it modified or qualified as to uncertainty, audit scope or accounting principles except that KPMG LLP's report on the consolidated financial statements of the Company as of December 31, 2004 and 2003 and for each of the years then ended contained separate paragraphs stating:

"The consolidated financial statements as of December 31, 2003 and for the year then ended have been restated from that previously presented as explained in note 8(g)"; and

"The accompanying consolidated financial statements have been prepared assuming Encore Clean Energy, Inc. will continue as a going concern. As discussed in note 3 to the consolidated financial statements, the Company's recurring losses from operations and stockholders' deficit and its need to generate cash from operations and obtain additional financing to meet its obligations as they come due raise substantial doubt about its ability to continue as a going concern. Management's plans as to these matters are also described in note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

In connection with the audits of the fiscal years ended December 31, 2003 and December 31, 2004, and for the interim period through August 5, 2005, there have been no disagreements between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG LLP, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The Company provided KPMG with a copy of this report and requested in writing that KPMG provide a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Company received the requested letter from KPMG and has filed it as an exhibit to its Form 8-K filed with the SEC on August 5, 2005.

The Company believes that a representative or representatives of Dohan and Company will be available in person or by telephone at the annual meeting and will have the opportunity to make a statement if they desire to do so. Such representative(s) are expected to be available to respond to appropriate questions.

Audit Fees

The audit fees for the fiscal years ended December 31, 2003 and 2004 were $63,750 and $74,500, respectively. The audit fees were for professional services rendered by the Company's principal accountants, KPMG LLP, for the audit of the Company's annual financial statement and review of financial statements included in the Company's Form 10-Q or services normally provided by the accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit Related Fees

The Company paid no audit related fees to KPMG LLP for the fiscal years ended December 31, 2003 and 2004.

Tax Fees

The Company paid no tax related fees to KPMG LLP for the fiscal years ended December 31, 2003 and 2004.

All Other Fees

The Company did not incur any other fees from KPMG LLP for the fiscal years ended December 31, 2003 and 2004.

Section 10A(i)(1) of the Exchange Act and 17 CFR 210.2-01(c)(7)(i).requires that all audit and non-audit services to be performed by the Company's principal accountants be approved in the advance by the Audit Committee of the Board of Directors, subject to certain exceptions relating to non-audit services accounting for less than five percent of the total fees paid to its principal accountants which are subsequently ratified by the Audit Committee (the "De Minimis Exception"). The board of directors, acting in its capacity as the Company's Audit Committee approves the engagement of any auditors to render any audit or non-audit services prior to any such engagement. Such approval authority has not been delegated and the board of directors has not approved any procedures under which anyone else may approve such engagements. None of the non-audit services described above were performed pursuant to the De Minimis Exception during the periods in which the pre-approval requirement has been in effect.

FORM 10-KSB ANNUAL REPORT AND QUARTERLY REPORTS ON FORM 10-QSB

Our Annual Report on Form 10-KSB for the year ended Decembert 31, 2004, and Financial Information from our Quarterly Reports for the Periods Ended March 31, 2005, and June 30, 2005 are incorporated herein by reference. The Company's 2005 Annual Report on Form 10-K is being mailed to shareholders with this proxy statement. The Company's Annual Report on Form 10-K as well as the quarterly 10-Q reports are available also available on the SEC "EDGAR" site at www.sec.gov/edgar/searchedgar/companysearch.html; type in Company Name: Encore Clean Energy to locate these filings.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

A number of brokers with account holders who are stockholders of the Company may be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Encore Clean Energy, Inc. Suite 610, 375 Water Street, Vancouver, BC V6B 5C6, Canada, Attn: Secretary, or contact the Company's Secretary by telephone at (604) 215-2500. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Stockholder proposals that are intended to be presented at the 2006 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than March 31, 2006 in order to be included. Such stockholder proposals should be addressed to Encore Clean Energy, Inc. Suite 610, 375 Water Street, Vancouver, BC V6B 5C6, Canada, Attn: Secretary.

Pursuant to Rule 14a-4(c) of the Securities and Exchange Act of 1934, as amended, if a stockholder who intends to present a proposal at the 2006 annual meeting of stockholders does not notify the Company of such proposal on or prior to April 14, 2006, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the annual meeting, even though there is no discussion of the proposal in the 2006 Proxy Statement. The Company currently believes that the 2006 annual meeting of stockholders will be held during the second week of July, 2006.

OTHER MATTERS

If any other items or matters properly come before the Annual Meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

/s/ Daniel B Hunter Daniel B Hunter Chairman and CEO

ATTACHMENT A

SPECIAL RESOLUTION APPROVING PLAN OF MERGER AND CHANGE IN DOMICILE

WHEREAS, it is in the best interests of the Company that it merge with and into Encore Clean Energy, Inc., a Nevada corporation ("Encore Nevada") as set forth in that certain Plan of Merger by and between the Company and Encore Nevada, in the form contained in Attachment B (the "Plan of Merger") to the Company's PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS To Be Held October 5, 2005, and

WHEREAS, pursuant to the Plan of Merger, among other things, (a) the Company shall be merged with and into Encore Nevada, to exist and be governed by the laws of the State of Nevada, (b) Encore Nevada will be the surviving corporation, (c) the holders of shares of the common stock, par value $0.001 per share, of the Company shall be entitled to receive one share of the common stock, $0.001 par value per share, of Encore Nevada for every share of the common stock of the Company held by the common stockholders of the Company; and the holders of the Company's outstanding Series A Convertible Preferred Stock shall be entitled to receive one share of the Series A Convertible Preferred Stock of Encore Nevada with identical rights and preference and the currently issued one share of the common stock of Encore Nevada will be cancelled; and the holders of the Company's outstanding Series B Convertible Preferred Stock shall be entitled to receive one share of the Series B Convertible Preferred Stock of Encore Nevada with identical rights and preference and the currently issued one share of the common stock of Encore Nevada will be cancelled

NOW, THEREFORE, IT IS RESOLVED, that the Plan of Merger is hereby approved and adopted in all respects; and

RESOLVED FURTHER, that the change in the Company's domicile from Delaware to Nevada is hereby approved and adopted in all respects; and

RESOLVED FURTHER, that Daniel B. Hunter, Donald J. MacKenzie and Lawrence M. Shultz are hereby elected as directors of Encore Nevada, the Nevada corporation which will be the surviving corporation following the merger and the change in domicile and

RESOLVED FURTHER, that the articles of incorporation of Encore Nevada, the corporation which will be the surviving corporation, are hereby approved and adopted in all respects; and

RESOLVED FURTHER, that the bylaws of Encore Nevada, the corporation which will be the surviving corporation, are hereby approved and adopted in all respects; and

RESOLVED FURTHER, that the Directors and officers of the Company be, and they hereby are, authorized and directed to take whatever steps which may be necessary and to implement the corporate actions approved herein.

ATTACHMENT B
PLAN OF MERGER

PLAN AND AGREEMENT OF MERGER BETWEEN
ENCORE CLEAN ENERGY, INC. (A DELAWARE CORPORATION)
AND
ENCORE CLEAN ENERGY, INC. (A NEVADA CORPORATION)

ENCORE CLEAN ENERGY, INC., a Delaware corporation ("Encore Delaware") and ENCORE CLEAN ENERGY, INC., a Nevada corporation ("Encore Nevada" or the "Surviving Company"), hereby agree as follows:

1. Plan Adopted. A plan of merger merging Encore Delaware with and into Encore Nevada (this "Plan of Merger"), pursuant to the provisions of Chapter 92A of the Nevada Revised Statutes (the "NRS"), Section 252 of the Delaware General Company Law and Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, is adopted as follows:

(a) Encore Delaware shall be merged with and into Encore Nevada, to exist and be governed by the laws of the State of Nevada.

(b) Encore Nevada shall be the Surviving Company (the "Surviving Company").

(c) When this Plan of Merger shall become effective, the separate existence of Encore Delaware shall cease and the Surviving Company shall succeed, without other transfer, to all the rights and properties of Encore Delaware and shall be subject to all the debts and liabilities of such corporation in the same manner as if the Surviving Company had itself incurred them. All rights of creditors and all liens upon the property of each constituent entity shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the merger (the "Merger").

(d) The Surviving Company will be responsible for the payment of all fees and franchise taxes of the constituent entities payable to the State of Nevada, if any.

(e) The Surviving Company will carry on business with the assets of Encore Delaware, as well as the assets of Encore Nevada.

(f) The Surviving Company will be responsible for the payment of the fair value of shares, if any, required under Section 262 of the Delaware General Company Law.

(g) The stockholders of Encore Delaware will surrender all of their shares in the manner hereinafter set forth.

(h) In exchange for the shares of Encore Delaware surrendered by its stockholders, the Surviving Company will issue and transfer to such stockholders on the basis hereinafter set forth, shares of its common and preferred stock.

(i) The stockholders of Encore Nevada prior to the merger will forfeit their shares of the Surviving Company.

2. Effective Date. The effective date of the Merger (the "Effective Date") shall be the date of the filing of Articles of Merger for Encore Delaware and Encore Nevada in the States of Delaware and Nevada.

3. Submission to Stockholders. This Plan of Merger shall be submitted for approval separately to the stockholders of Encore Delaware and Encore Nevada in the manner provided by the laws of the States of Delaware and Nevada.

4. Manner of Exchange. On the Effective Date, the stockholders of Encore Delaware shall surrender their stock certificates to Encore Delaware in exchange for shares of the Surviving Company to which they are entitled.

5. Basis of Exchange. The holders of shares of the common stock, $0.001 par value per share, of Encore Delaware shall be entitled to receive, in exchange for all the outstanding stock of Encore Delaware, an amount of stock so that after the issuance thereof, such holders of Encore Delaware will hold all of the issued and outstanding shares of the common stock of the Surviving Company, par value $0.001 per share and the holders of shares of the Series A Convertible Preferred Stock of Encore Delaware shall receive an equal number of shares of Encore Nevada Series A Convertible Preferred Stock, which stock, by its terms, shall then automatically convert into five shares of Encore Nevada common stock plus a warrant to purchase an additional five shares of Encore Nevada common stock for $0.25 per share for each share of Series A Convertible Preferred Stock and the holders of shares of the Series B Convertible Preferred Stock of Encore Delaware shall receive an equal number of shares of Encore Nevada Series B Convertible Preferred Stock, which stock, by its terms, shall then automatically convert into four shares of Encore Nevada common stock plus a warrant to purchase an additional four shares of Encore Nevada common stock for $0.50 per share for each share of Series B Convertible Preferred Stock.

6. Shares of the Surviving Company Held by the Current Stockholders of Encore Nevada: The presently outstanding shares of the common stock and preferred stock of Encore Delaware will be cancelled provided that until such shares have been turned into Encore Nevada or its transfer agent for cancellation and re-issue, certificates for such shares will be honored as certificates for the equivalent shares of Encore Nevada.

7. Directors and Officers.

(a) The present Board of Directors of Encore Delaware shall serve as the Board of Directors of the Surviving Company until the next annual meeting or until such time as their successors have been elected and qualified.

(b) If a vacancy shall exist on the Board of Directors of the Surviving Company on the Effective Date, such vacancy may be filled by the Board of Directors as provided in the Bylaws of the Surviving Company.

(c) All persons who, on the Effective Date, are executive or administrative officers of Encore Delaware shall be officers of the Surviving Company until the Board of Directors of the Surviving Company shall otherwise determine. The Board of Directors of the Surviving Company may elect or appoint such additional officers as it may deem necessary or appropriate.

8. Articles of Incorporation. The Articles of Incorporation of Encore Nevada, existing on the Effective Date and reflecting the corporate name Encore Clean Energy, Inc. and other provisions, a copy of which are attached hereto as Exhibit A and incorporated herein for all purposes, shall continue in full force as the Articles of Incorporation of the Surviving Company until altered, amended, or repealed as provided therein or as provided by law.

9. Bylaws. The Bylaws of Encore Nevada existing on the Effective Date, a copy of which is attached hereto as Exhibit B and incorporated herein for all purposes, shall continue in full force as the Bylaws of the Surviving Company until altered, amended, or repealed as provided therein or as provided by law.

(a) Copies of the Plan of Merger. A copy of this Plan of Merger is on file at Suite 610, 375 Water Street, Vancouver, BC V6B 5C6 Canada, the principal offices of Encore Delaware and Encore Nevada. A copy of this Plan of Merger will be furnished to any stockholder of Encore Delaware or Encore Nevada, on written request and without cost.

10. Contractual Consents Needed. The parties to this Plan of Merger shall have obtained, at or prior to the Effective Date, all consents required for the consummation of the transactions contemplated by this Plan of Merger from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of their respective businesses, properties, or assets are subject.

11. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, or by telecopy or e-mail, if to Encore Delaware or Encore Nevada, addressed to Mr. Daniel Hunter, Suite 610, 375 Water Street, Vancouver, BC V6B 5C6 Canada,. Any party hereto may change its address upon 10 days' written notice to any other party hereto.

12. Legal Construction. In case any one or more of the provisions contained in this Plan of Merger shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and this Plan of Merger shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

13. Benefit. All the terms and provisions of this Plan of Merger shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their successors and permitted assigns.

14. Law Governing. This Plan of Merger shall be construed and governed by the laws of the State of Nevada, and all obligations hereunder shall be deemed performable in Nevada.

15. Perfection of Title. The parties hereto shall do all other acts and things that may be reasonably necessary or proper, fully or more fully, to evidence, complete or perfect this Plan of Merger, and to carry out the intent of this Plan of Merger.

16. Cumulative Rights. The rights and remedies of any party under this Plan of Merger and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

17. Waiver. No course of dealing on the part of any party hereto or its agents, nor any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Plan of Merger or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

18. Construction. Whenever used herein, the singular number shall include the plural, the plural number shall include the singular, and the masculine gender shall include the feminine.

19. Multiple Counterparts. This Plan of Merger may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Plan of Merger on effective on August 29, 2005.

ENCORE CLEAN ENERGY, INC. a Delaware corporation

By
Donald J. MacKenzie, President

ENCORE CLEAN ENERGY, INC., a Nevada corporation

By
Daniel B. Hunter, Chairman and CEO

Attachments:
Exhibit A - Articles of Incorporation of Encore Nevada. Exhibit B - Bylaws of Encore Nevada.

EXHIBIT A
ARTICLES OF INCORPORATION OF
ENCORE CLEAN ENERGY, INC.,
A NEVADA CORPORATION

DEAN HELLER

[GRAPHIC OMITTED] Secretary of State
206 North Carson Street
CARSON CITY, NEVADA 89701-4299

(775) 684 5708

Website: secretaryofstate.biz

Articles of Incorporation |

(PURSUANT TO NRS 78)

1.	Name of
	Company:	Encore Clean Energy, Inc.
2.	Resident Agent	National Registered Agents Inc. of NV
	Name and Street	Name
	Address:	1000 East William St., #204	Carson City	NEVADA	89703
	must be a Nevada address)	Street Address	City	State	Zip Code
where process may be
	served)		City	State	Zip Code
3.	Shares:
number of shares
corporation
	authorized to issue	Number of shares with par value: 120,000,000	Par value: $0.001	Number of shares without par value:	None
4.	Names &	1. BC Canada,
	Addresses.	Name
	of board of	Suite 610, 375 Water Street, Vancouver	BC	Canada,	V6B 5C6
	Directors/Trustees:	Street Address	City	State	Zip Code
	(attach additional page	2. Donald J. MacKenzie
there is more than 3
	directors/trustees)	Suite 610, 375 Water Street, Vancouver	BC	Canada,	V6B 5C6
		Street Address	City	State	Zip Code
3. Lawrence M. Shultz
Name
		Suite 610, 375 Water Street, Vancouver	Canada,	V6B 5C6	Canada,
		Street Address	City	State	Zip Code
5.	Purpose:	The purpose of this Company shall be:
(optional-see instructions)
6.	Names, Address	Columbia Corporate Services Inc.		/s/ Ken Zeringer, Pres
	and Signature of	Name		Signature
	Incorporator.	701 Fifth Avenue, Ste. 2800	Seattle	WA	98104
	(attach additional page there is more than 1	Address	City	State	Zip Code
7.	Certificate of	I hereby accept appointment as Resident Agent for the above named corporation
	Acceptance of	/s/ Vicki Joy for National	Registered Agents Inc. of NV		08- 25 -05
	Appointment of	Authorized Sig of R.A.			Date
Resident Agent:

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form 78 ARTICLES 2003 Revised on: 09/29/03

CONTINUATION OF
ARTICLES OF INCORPORATION
OF
ENCORE CLEAN ENERGY, INC.
(THE "COMPANY")

CAPITAL STOCK

1. Authorized Stock. The total number of shares of stock which the Company shall have authority to issue is 120,000,000, consisting of 100,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and 20,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

2. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to create and provide for the issuance of shares of the Preferred Stock in series and, by filing a certificate pursuant to the applicable section of the NRS (the "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a) The designation of the series, which may be by distinguishing number, letter or title.

(b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(c) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

(d) The dates at which dividends, if any, shall be payable.

(e) The redemption rights and price or prices, if any, for shares of the series.

(f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(g) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

(h) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

(i) Restrictions on the issuance of shares of the same series or of any other class or series.

(j) The voting rights, if any, of the holders of shares of the series.

(k) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board of Directors shall determine.

2A. The first series of preferred stock (the "Preferred Stock") of the Company shall be designated Series A Convertible Preferred Stock (the "Series A Preferred") and shall consist of Three-Hundred Thousand (300,000) shares. The Series A Preferred shall have the rights, preferences, privileges and restrictions set forth in this Certificate of Designation, numbered as Section 2A under the article "Capital Stock" of the Company's Articles of Incorporation. The Company reserves the right to re-number the sections of this section 2A if it deems appropriate.

2A.1.Dividends

The holders of Series A Preferred shall be entitled to receive, when and as declared by the Board of Directors, out of the funds of the Company legally available therefore, dividends at the same rate as holders of the holders of Common Stock as if this Series A Preferred Stock has been converted into Common Stock, payable on par with the payment of any dividend on Common Stock. Such dividends shall not be cumulative and no right to such dividends shall accrue to the holders of Series A Preferred unless declared by the Board of Directors. The holders of Series A Preferred shall not be entitled to receive any dividends thereon other than dividends referred to in this section. No dividends or other distributions shall be made with respect to the Common Stock, other than dividends payable solely in Common Stock, until dividends on the Series A Preferred have been declared and paid or set apart.

For purposes of this Certificate of Designation, unless the context otherwise requires, a "distribution" shall mean the transfer of cash or other property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock, or the purchase or redemption of shares of the Company (other than repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase)

for cash or property.

2A.2.Redemption

The Series A Preferred shall not be redeemable except with the consent of the holder of the Series A Preferred stock to be redeemed. Any offer by the Company to redeem any Series A Preferred stock shall be made pro-rata to holders of record of all Series A Preferred if there be more than one holder or record.

2A.3.Liquidation

In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, distributions to the shareholders of the Company shall be made in the following manner:

(a)Preferred Stock. The holders of the Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock by reason of their ownership of such stock, an amount equal to US$0.50 per share for each share of Series A Preferred then held by each holder of Series A Preferred, adjusted for any combinations, consolidations, or stock distributions or stock dividends with respect to such shares and, in addition, an amount equal to all declared but unpaid dividends per share on the Series A Preferred (the "Series A Liquidation Amount"). If the assets and funds thus distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full preferential amount to which they are entitled pursuant to this Section 2A.3(a), then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Preferred in a manner such that the amount distributed to each holder of Series A Preferred shall equal the amount obtained by multiplying the entire assets and funds of the Company legally available for distribution hereunder by a fraction, the numerator of which shall be the product obtained by multiplying the number of shares of Series A Preferred then held by the holder by the Series A Liquidation Amount and the denominator of which shall be the product obtained by multiplying the total then outstanding number of shares of Series A Preferred by the Series A Liquidation Amount. The holders of the Series A Preferred shall not be entitled to receive any distribution upon liquidation, dissolution or winding up of the affairs of the Company other than the amounts referred to in this Section 3, unless otherwise hereafter provided by the Board of Directors of the Company in designating a particular series of Preferred Stock.

(b)Common Stock. After payment has been made to the holders of Series A Preferred of the full amounts to which they shall be entitled as set forth in Section 2A.3(a) above, and any other distribution that may be required with respect to any series of Preferred Stock that may from time to time hereafter come into existence, then the remaining assets of the Company legally available for distribution to shareholders shall be shared by and distributed pro rata to the holders of Common Stock, based on the number of shares of Common Stock then held by each such holder. Nothing in this Section 2A.3 shall affect the rights of the holders of Preferred Stock to convert such shares into shares of Common Stock at any time.

(c)Mergers. For purposes of this Section 2A.3, a merger or consolidation of the Company with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Company, in which consolidation or merger the shareholders of the Company receive distributions in cash or securities of another corporation or corporations as a result of such consolidation or merger, or a sale of all or substantially all of the assets of the Company, shall be treated as a liquidation, dissolution or winding up of the Company, unless the shareholders of the Company receive in such consolidation, merger or sale of assets more than 50% of the voting equity securities of the successor or surviving corporation.

(d)Repurchase of Certain Shares of Common Stock. Notwithstanding Sections 2A.3(a) through (c) hereof, the Company may at any time, out of funds legally available therefor, repurchase shares of Common Stock of the Company issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries upon termination of their employment or services, pursuant to any agreement providing for such right of repurchase, whether or not all declared dividends on the Preferred Stock shall have been paid or funds have been set aside therefore.

2A.4.Conversion

The holders of Series A Preferred shall have conversion rights as follows (the "Conversion Rights"):

(a) Right to Convert. Subject to Section 2A.4(b) below, each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for Series A Preferred, into five (5) fully paid and non-assessable shares of Common Stock (the "Conversion Amount") plus a warrant to purchase five additional shares of Common Stock and a price of $0.25 per share of Common Stock (the "Warrant" or "Warrants"). Subject to Subsection 2A.4(b), the right to convert the Series A Preferred into Common Stock and related Warrant shall expire on the later of April 20, 2006 or 30 days after the effective date of a registration statement on Form SB-2 (or other applicable form) filed with the U.S. Securities and Exchange Commission ("SEC") that entitles the holder of the Series A Preferred to sell the Common Stock issuable upon conversion of the Series A Preferred into Common Stock and to sell the Common Stock issuable upon exercise of the Warrant to the public (the "Registered Offering").

Upon conversion, all declared and unpaid dividends on Series A Preferred shall be paid either in cash or in shares of Common Stock of the Company, at the election of the Company, wherein the shares of Common Stock shall be valued at the fair market value at the time of such conversion, as determined by the Board of Directors of the Company.

(b) Automatic Conversion/Warrant Exercise. Each share of Series A Preferred shall automatically be converted into shares of Common Stock and Warrants upon the approval by the Company's shareholders of an amendment to the Company's Articles of Incorporation increasing the number of shares of authorized Common Stock to a number sufficient to enable the Company to issue its Common Stock upon the conversion of the Series A Preferred into Common Stock and to issue its Common Stock upon the exercise of the Warrants. Each holder of Series A Preferred so converted into Common Stock and Warrant may exercise such Warrant in accord with its terms.

(c)Mechanics of Conversion. No fractional shares of Common Stock or Warrants to acquire fractional shares of Common Stock shall be issued upon conversion of Series A Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock (in the case of the Warrants, net of the exercise price for such fractional share) as determined by the Board of Directors of the Company. Before any holder of Series A Preferred shall be entitled to receive certificates for Common Stock and/or Warrants as a result of a conversion of Series A Preferred, the holder shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Company or of any transfer agent for the Series A Preferred, and shall give written notice to the Company at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 2A.4(b), the outstanding shares of Series A Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, and provided further that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series A Preferred are either delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. The Company shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost, stolen or destroyed certificate, issue and deliver at such office to such holder of Series A Preferred, a certificate or certificates for the number of shares of Common Stock and Warrant(s) to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred to be converted or, in the case of automatic conversion, 30 days after the effective date of the Registered Offering or the effective date of such vote or written consent, and the person or persons entitled to receive the shares of Common Stock and Warrants issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock and Warrants on such date.

(d)Adjustments to Conversion Amount.

(i)Adjustments for Subdivisions, Combinations, Consolidations or Stock Dividends. In the event that the outstanding shares of Common Stock shall be subdivided (by stock split or otherwise), into a greater number of shares of Common Stock, or shares of Common Stock shall have been issued by stock dividend, the Conversion Amount for the Series A Preferred (including related Warrants) then in effect shall, concurrently with the effectiveness of such subdivision or stock dividend, be proportionately increased. In the event the outstanding shares of Common Stock shall be combined or consolidated by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Amount for the Series A Preferred then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased.

(ii)Adjustments for Other Distributions. In the event that the Company at any time or from time to time makes or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Company other than shares of Common Stock and other than as otherwise adjusted pursuant to this Section 2A.4, then, and in each such event, provision shall be made so that the holders of Series A Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock and Warrants to acquire an additional number of shares of Common Stock receivable thereupon, the amount of securities of the Company that they would have received had their Series A Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 2A.4 with respect to the rights of the holders of Series A Preferred.

(iii)Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of Series A Preferred shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Amount for Series A Preferred (including related Warrants) shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that Series A Preferred shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of Series A Preferred and exercise of the related Warrants immediately before that change.

(iv)Reorganization, Merger, Consolidation, or Sale of Assets. Subject to Subsection 2A.3(c) hereof, if at any time or from time to time there shall be a capital reorganization of Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Section 2A.4) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of Series A Preferred shall thereafter be entitled to receive upon conversion of Series A Preferred, the number of shares of stock or other securities or property of the Company (including cash), or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock (and related Warrants) deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series A Preferred after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 2A.4 (including adjustment of the Conversion Amount of Series A Preferred then in effect) shall be applicable after that event as nearly equivalent as may be practicable.

(e)No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such actions as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred against impairment.

(f)Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Amount of Series A Preferred pursuant to this Section, the Company at is expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments, (ii) the Conversion Amount in effect at the time for such holder's Series A Preferred, and (iii) the number of shares of Common Stock and Warrants and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred.

(g)Notices of Record Date. In the event that the Company shall propose at any time:

(i)to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(ii)to offer for subscription pro rata to the holders of any class or series of its stock, any additional shares of stock of any class or series or other rights;

(iii)to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(iv)to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall send to the holders of the Series A Preferred:

1) at least 10 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

2) in the case of the matters referred to in (iii) and (iv) above, at least 10 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of Series A Preferred at the address for each such holder as shown on the books of the Company.

2A.5. Voting Rights

Except as otherwise required by law, each holder of shares of Series A Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred (exclusive of Common Stock that may be acquired upon exercise of related Warrants) could be converted pursuant to Section 2A.4 (i.e. initially, 5 shares of Common Stock per share or Series A Preferred), and shall have voting rights equal to the voting rights and powers of Common Stock and shall be entitled to notice of any meetings of shareholders in accordance with the bylaws of the Company (the "Bylaws"). Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held by each such holder.

2A.6.Residual Rights

All rights accruing to the shares of the Company not expressly provided for to the contrary herein shall be vested in the Common Stock.

2B. The second series of preferred stock (the "Preferred Stock") of ENCORE CLEAN ENERGY, INC. (the "Company" or "Company") shall be designated Series B Convertible Preferred Stock (the "Series B Preferred") and shall consist of Five-Hundred Thousand (500,000) shares. The Series B Preferred shall have the rights, preferences, privileges and restrictions set forth in this Certificate of Designation numbered as Section 2B under the article "Capital Stock" of the Company's Articles of Incorporation. The Company reserves the right to re-number the sections if it deems appropriate.

2B.1.Dividends

The holders of Series B Preferred shall be entitled to receive, when and as declared by the Board of Directors, out of the funds of the Company legally available therefore, dividends at the same rate as holders of the holders of Common Stock as if this Series B Preferred Stock has been converted into Common Stock, payable on par with the payment of any dividend on Common Stock. Such dividends shall not be cumulative and no right to such dividends shall accrue to the holders of Series B Preferred unless declared by the Board of Directors. The holders of Series B Preferred shall not be entitled to receive any dividends thereon other than dividends referred to in this section. No dividends or other distributions shall be made with respect to the Common Stock, other than dividends payable solely in Common Stock, until dividends on the Series B Preferred have been declared and paid or set apart.

For purposes of this Certificate of Designation, unless the context otherwise requires, a "distribution" shall mean the transfer of cash or other property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock, or the purchase or redemption of shares of the Company (other than repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase) for cash or property.

2B.2.Redemption

The Series B Preferred shall not be redeemable except with the consent of the holder of the Series B Preferred stock to be redeemed. Any offer by the Company to redeem any Series B Preferred stock shall be made pro-rata to holders of record of all Series B Preferred if there be more than one holder or record.

2B.3.Liquidation

In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, distributions to the shareholders of the Company shall be made in the following manner:

(a)Preferred Stock. The holders of the Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock by reason of their ownership of such stock but only after all required distributions have been made to holders of any outstanding Series A Preferred Stock, an amount equal to US$1.00 per share for each share of Series B Preferred then held by each holder of Series B Preferred, adjusted for any combinations, consolidations, or stock distributions or stock dividends with respect to such shares and, in addition, an amount equal to all declared but unpaid dividends per share on the Series B Preferred (the "Series B Liquidation Amount"). If the assets and funds thus distributed among the holders of the Series B Preferred shall be insufficient to permit the payment to such holders of the full preferential amount to which they are entitled pursuant to this Section 2B.3(a), then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series B Preferred in a manner such that the amount distributed to each holder of Series B Preferred shall equal the amount obtained by multiplying the entire assets and funds of the Company legally available for distribution hereunder by a fraction, the numerator of which shall be the product obtained by multiplying the number of shares of Series B Preferred then held by the holder by the Series B Liquidation Amount and the denominator of which shall be the product obtained by multiplying the total then outstanding number of shares of Series B Preferred by the Series B Liquidation Amount. The holders of the Series B Preferred shall not be entitled to receive any distribution upon liquidation, dissolution or winding up of the affairs of the Company other than the amounts referred to in this Section 3, unless otherwise hereafter provided by the Board of Directors of the Company in designating a particular series of Preferred Stock.

(b)Common Stock. After payment has been made to the holders of Series A and Series B Preferred of the full amounts to which they shall be entitled as set forth in Sections 2A.3(a) and 2B.3(a) above, and any other distribution that may be required with respect to any series of Preferred Stock that may from time to time hereafter come into existence, then the remaining assets of the Company legally available for distribution to shareholders shall be shared by and distributed pro rata to the holders of Common Stock, based on the number of shares of Common Stock then held by each such holder. Nothing in this Section 2B.3 shall affect the rights of the holders of Preferred Stock to convert such shares into shares of Common Stock at any time.

(c)Mergers. For purposes of this Section 2B.3, a merger or consolidation of the Company with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Company, in which consolidation or merger the shareholders of the Company receive distributions in cash or securities of another corporation or corporations as a result of such consolidation or merger, or a sale of all or substantially all of the assets of the Company, shall be treated as a liquidation, dissolution or winding up of the Company, unless the shareholders of the Company receive in such consolidation, merger or sale of assets more than 50% of the voting equity securities of the successor or surviving corporation.

(d)Repurchase of Certain Shares of Common Stock. Notwithstanding Sections 2B.3(a) through (c) hereof, the Company may at any time, out of funds legally available therefor, repurchase shares of Common Stock of the Company issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries upon termination of their employment or services, pursuant to any agreement providing for such right of repurchase, whether or not all declared dividends on the Preferred Stock shall have been paid or funds have been set aside therefore.

2B.4.Conversion

The holders of Series B Preferred shall have conversion rights as follows (the "Conversion Rights"):

(a) Right to Convert. Subject to Section 2B.4(b) below, each share of Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for Series B Preferred, into four (4) fully paid and non-assessable shares of Common Stock (the "Conversion Amount") plus a warrant to purchase four additional shares of Common Stock and a price of $0.50 per share of Common Stock (the "Warrant" or "Warrants"). Subject to Subsection 2B.4(b), the right to convert the Series B Preferred into Common Stock and related Warrant shall expire on the later of April 20, 2006 or 30 days after the effective date of a registration statement on Form SB-2 (or other applicable form) filed with the U.S. Securities and Exchange Commission ("SEC") that entitles the holder of the Series B Preferred to sell the Common Stock issuable upon conversion of the Series B Preferred into Common Stock and to sell the Common Stock issuable upon exercise of the Warrant to the public (the "Registered Offering").

Upon conversion, all declared and unpaid dividends on Series B Preferred shall be paid either in cash or in shares of Common Stock of the Company, at the election of the Company, wherein the shares of Common Stock shall be valued at the fair market value at the time of such conversion, as determined by the Board of Directors of the Company.

(b) Automatic Conversion/Warrant Exercise. Each share of Series B Preferred shall automatically be converted into shares of Common Stock and Warrants upon the approval by the Company's shareholders of an amendment to the Company's Articles of Incorporation increasing the number of shares of authorized Common Stock to a number sufficient to enable the Company to issue its Common Stock upon the conversion of the Series B Preferred into Common Stock and to issue its Common Stock upon the exercise of the Warrants. Each holder of Series B Preferred so converted into Common Stock and Warrant may exercise such Warrant in accord with its terms.

(c)Mechanics of Conversion. No fractional shares of Common Stock or Warrants to acquire fractional shares of Common Stock shall be issued upon conversion of Series B Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock (in the case of the Warrants, net of the exercise price for such fractional share) as determined by the Board of Directors of the Company. Before any holder of Series B Preferred shall be entitled to receive certificates for Common Stock and/or Warrants as a result of a conversion of Series B Preferred, the holder shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Company or of any transfer agent for the Series B Preferred, and shall give written notice to the Company at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 2B.4(b), the outstanding shares of Series B Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, and provided further that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series B Preferred are either delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. The Company shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost, stolen or destroyed certificate, issue and deliver at such office to such holder of Series B Preferred, a certificate or certificates for the number of shares of Common Stock and Warrant(s) to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred to be converted or, in the case of automatic conversion, 30 days after the effective date of the Registered Offering or the effective date of such vote or written consent, and the person or persons entitled to receive the shares of Common Stock and Warrants issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock and Warrants on such date.

(d)Adjustments to Conversion Amount.

(i)Adjustments for Subdivisions, Combinations, Consolidations or Stock Dividends. In the event that the outstanding shares of Common Stock shall be subdivided (by stock split or otherwise), into a greater number of shares of Common Stock, or shares of Common Stock shall have been issued by stock dividend, the Conversion Amount for the Series B Preferred (including related Warrants) then in effect shall, concurrently with the effectiveness of such subdivision or stock dividend, be proportionately increased. In the event the outstanding shares of Common Stock shall be combined or consolidated by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Amount for the Series B Preferred then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased.

(ii)Adjustments for Other Distributions. In the event that the Company at any time or from time to time makes or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Company other than shares of Common Stock and other than as otherwise adjusted pursuant to this Section 2B.4, then, and in each such event, provision shall be made so that the holders of Series B Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock and Warrants to acquire an additional number of shares of Common Stock receivable thereupon, the amount of securities of the Company that they would have received had their Series B Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 2B 4 with respect to the rights of the holders of Series B Preferred.

(iii)Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of Series B Preferred shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Amount for Series B Preferred (including related Warrants) shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that Series B Preferred shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of Series B Preferred and exercise of the related Warrants immediately before that change.

(iv)Reorganization, Merger, Consolidation, or Sale of Assets. Subject to Subsection 2B.3(c) hereof, if at any time or from time to time there shall be a capital reorganization of Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Section 2B.4) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the

Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of Series B Preferred shall thereafter be entitled to receive upon conversion of Series B Preferred, the number of shares of stock or other securities or property of the Company (including cash), or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock (and related Warrants) deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2B.4 with respect to the rights of the holders of Series B Preferred after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 2B.4 (including adjustment of the Conversion Amount of Series B Preferred then in effect) shall be applicable after that event as nearly equivalent as may be practicable.

(e)No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2B.4 and in the taking of all such actions as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series B Preferred against impairment.

(f)Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Amount of Series B Preferred pursuant to this Section, the Company at is expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series B Preferred, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments, (ii) the Conversion Amount in effect at the time for such holder's Series B Preferred, and (iii) the number of shares of Common Stock and Warrants and the amount, if any, of other property which at the time would be received upon the conversion of the Series B Preferred.

(g)Notices of Record Date. In the event that the Company shall propose at any time:

(i)to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(ii)to offer for subscription pro rata to the holders of any class or series of its stock, any additional shares of stock of any class or series or other rights;

(iii)to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(iv)to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall send to the holders of the Series B Preferred:

1) at least 10 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

2) in the case of the matters referred to in (iii) and (iv) above, at least 10 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of Series B Preferred at the address for each such holder as shown on the books of the Company.

2B.5. Voting Rights

Except as otherwise required by law, each holder of shares of Series B Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series B Preferred (exclusive of Common Stock that may be acquired upon exercise of related Warrants) could be converted pursuant to Section 4 (i.e. initially, 4 shares of Common Stock per share or Series B Preferred), and shall have voting rights equal to the voting rights and powers of Common Stock and shall be entitled to notice of any meetings of shareholders in accordance with the bylaws of the Company (the "Bylaws"). Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series B Preferred held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held by each such holder.

2B.6.Residual Rights

All rights accruing to the shares of the Company not expressly provided for to the contrary herein shall be vested in the Common Stock.

3. Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of the Common Stock shall be equal to each other share of the Common Stock. The holders of shares of the Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

4. Voting Rights. Except as may be provided in these Articles of Incorporation or in a Preferred Stock Designation, or as may be required by applicable law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of shares of the Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. At each election for directors, every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. It is expressly prohibited for any stockholder to cumulate his votes in any election of directors.

5. Denial of Preemptive Rights. No stockholder of the Company shall, by reason of his holding shares of any class, have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Company, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of the Company, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

ELECTION OF DIRECTORS

1. Number. The number of directors constituting the initial Board of Directors is three. The business and affairs of the Company shall be conducted and managed by, or under the direction of, the Board of Directors. The total number of directors constituting the entire Board of Directors shall be fixed and may be altered from time to time by or pursuant to a resolution passed by the Board of Directors.

2. Vacancies. Except as otherwise provided for herein, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the newly created directorship or for the directorship in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified, subject to his earlier death, disqualification, resignation or removal. Subject to the provisions of these Articles of Incorporation, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3. Removal of Directors. Except as otherwise provided in any Preferred Stock Designation, any director may be removed from office only by the affirmative vote of the holders of a majority or more of the combined voting power of the then outstanding shares of capital stock of the Company entitled to vote at a meeting of stockholders called for that purpose, voting together as a single class.

MEETING OF STOCKHOLDERS

Meetings of stockholders of the Company (the "Stockholder Meetings") may be held within or without the State of Nevada, as the Bylaws of the Company (the "Bylaws") may provide. Special Stockholder Meetings may be called only by (a) the President and/or Chief Executive Officer, (b) the holders of at least 10 percent of all of the shares entitled to vote at the proposed special meeting, or (c) the Board of Directors pursuant to a duly adopted resolution. Special Stockholder Meetings may not be called by any other person or persons or in any other manner. Elections of directors need not be by written ballot unless the Bylaws shall so provide.

STOCKHOLDER CONSENT

No action that is required or permitted to be taken by the stockholders of the Company at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board of Directors. Subject to such Board of Director consent, any action that may be taken by consent of the stockholders may be so taken in accord with the applicable provisions of the NRS.

LIMITATION OF LIABILITY

Except as otherwise provided in the NRS, a director or officer of the Company shall not be personally liable to the Company or its stockholders for damages as a result of any act or failure to act in his capacity as a director or officer; provided, however, that this Article shall not eliminate or limit the liability of a director or officer (a) if it is proven that his act or failure to act constituted a breach of his fiduciary duties and such breach involved intentional misconduct, fraud or a knowing violation of law, or (b) under Section 78.300 of the NRS.

If the NRS is amended after the date of filing of these Articles of Incorporation to authorize corporate action further limiting or eliminating the personal liability of a director, then the liability of the directors of the Company shall be limited or eliminated to the fullest extent permitted by the NRS, as so amended, or a similar successor provision. Any repeal or modification of this Article by the stockholders of the Company or otherwise shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

INDEMNIFICATION

1. Discretionary Indemnification.(a) The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to Section 78.138 of the NRS; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to Section 78.138 of the NRS or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(b) The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (i) is not liable pursuant to Section 78.138 of the NRS; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the courts deem proper.

2. Determination of Discretionary Indemnification. Any discretionary indemnification pursuant to Section 1 of this Article "Indemnification", unless ordered by a court or advanced pursuant to this Section 2, may be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;

(b) By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company.

3. Mandatory Indemnification. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article "Indemnification", or in defense of any claim, issue or matter therein, the Company shall indemnify him against expenses, including attorneys' fees actually and reasonably incurred by him in connection with the defense.

4. Non-Exclusivity. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to

Section 1 of this Article, or for the advancement of expenses made pursuant to

Section 2 of this Article may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of any such person.

5. Insurance. The Company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the Company has the authority to indemnify him against such liability expenses.

AMENDMENT OF CORPORATE DOCUMENTS

1. Articles of Incorporation. Whenever any vote of the holders of voting shares of the capital stock of the Company is required by law to amend, alter, repeal or rescind any provision of these Articles of Incorporation, such alteration, amendment, repeal or rescission of any provision of these Articles of Incorporation must be approved by the Board of Directors and by the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding voting shares of capital stock of the Company, voting together as a single class.

Subject to the provisions hereof, the Company reserves the right at any time, and from time to time, to amend, alter, repeal or rescind any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in their present form or as hereafter amended are granted subject to the rights reserved in this Article.

2. Bylaws. In addition to any affirmative vote required by law, any change of the Bylaws may be adopted either (a) by the affirmative vote of the Board of Directors, or (b) by the stockholders by the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding voting shares of capital stock of the Company, voting together as a single class.

APPLICATION OF NRS 78.411 TO 78.444, INCLUSIVE

These Articles of Incorporation expressly provide that the Company shall not be governed by NRS 78.411 to 78.444, inclusive.

EXISTENCE

The Company is to have perpetual existence.

End of Exhibit A, Articles of Incorporation

EXHIBIT B
BYLAWS OF
ENCORE CLEAN ENERGY, INC.
A NEVADA CORPORATION

ARTICLE I
OFFICES

1.1. Resident Office. The resident office of Encore Clean Energy, Inc., a Nevada corporation (the "Company") required by Section 78.035 of the Nevada Revised Statutes or any successor statute (the "NRS") to be maintained in the State of Nevada shall be the resident office named in the Articles of Incorporation of the Company, as they may be amended or restated from time to time in accordance with the NRS (the "Articles of Incorporation").

1.2. Other Offices. The Company may also have offices at such other places both within and without the State of Nevada as the Board of Directors of the Company (the "Board of Directors") may determine from time to time or as the business of the Company may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

2.1. Place of Meetings. Meetings of the Company's stockholders shall be held at such place within or without the State of Nevada as may be designated by the Board of Directors or the officer calling the meeting, or, in the absence of such designation, at the principal office of the Company.

2.2. Annual Meeting. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire or to fill vacancies and for the transaction of such other business as may properly come before the meeting, shall be held on such date and at such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within 13 months subsequent to the last annual meeting of stockholders. At the annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the annual meeting as set forth in Paragraph 2.8 hereof. Failure to hold the annual meeting at the designated time shall not work a dissolution of the Company.

2.3. Special Meetings. Subject to the rights of the holders of any series of the Company's preferred stock, par value $0.001 per share (the "Preferred Stock"), as designated in any resolutions adopted by the Board of Directors and filed with the State of Nevada (a "Preferred Stock Designation"), special meetings of the stockholders may be called at any time by those persons set forth in the Articles of Incorporation. Upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting to be held not less than 10 nor more than 60 days after the receipt of the request and to give due notice thereof, as required by the NRS. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

2.4. Notice of Meeting. Written or printed notice of all meetings, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board or Secretary, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered to a stockholder when deposited in the United States mail addressed to such stockholder at such stockholder's address as it appears on the stock transfer records of the Company, with postage thereon prepaid.

2.5. Registered Holders of Shares; Closing of Share Transfer Records; and Record Date.

(a) Registered Holders as Owners. Unless otherwise provided under the NRS, the Company may regard the person in whose name any shares are registered in the stock transfer records of the Company at any particular time (including, without limitation, as of a record date fixed pursuant to subparagraph (b) of this Paragraph 2.5) as the owner of such shares at that time for purposes of voting, receiving distributions thereon or notices in respect thereof, transferring such shares, exercising rights of dissent with respect to such shares, entering into agreements with respect to such shares, or giving proxies with respect to such shares; and neither the Company nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of such shares at that time for those purposes, regardless of whether that person possesses a certificate for such shares.

(b) Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive a distribution by the Company (other than a distribution involving a purchase or redemption by the Company of any of its own shares) or a share dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 60 days and not less than 10 days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. The Board of Directors shall not close the books of the Company against transfers of shares during the whole or any part of such period.

If the Board of Directors does not fix a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with Paragraph 7.3 of these Bylaws notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

2.6. Quorum of Stockholders; Adjournment. Unless otherwise provided in the Articles of Incorporation, a one-third of the outstanding shares of capital stock of the Company entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of the stockholders, and the stockholders present at any duly convened meeting may continue to do business until adjournment notwithstanding any withdrawal from the meeting of holders of shares counted in determining the existence of a quorum. Unless otherwise provided in the Articles of Incorporation or these Bylaws, any meeting of the stockholders may be adjourned from time to time by the chairman of the meeting or the holders of a majority of the issued and outstanding stock, present in person or represented by proxy, whether or not a quorum is present, without notice other than by announcement at the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called; provided that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

2.7. Voting by Stockholders.

(a) Voting on Matters Other than the Election of Directors.

With respect to any matters as to which no other voting requirement is specified by the NRS, the Articles of Incorporation or these Bylaws, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specific circumstances, the affirmative vote required for stockholder action shall be that of a majority of the shares present in person or represented by proxy at the meeting (as counted for purposes of determining the existence of a quorum at the meeting). In the case of a matter submitted for a vote of the stockholders as to which a stockholder approval requirement is applicable under the stockholder approval policy of any stock exchange or quotation system on which the capital stock of the Company is traded or quoted, the requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any provision of the Internal Revenue Code, in each case for which no higher voting requirement is specified by the NRS, the Articles of Incorporation or these Bylaws, the vote required for approval shall be the requisite vote specified in such stockholder approval policy, the Exchange Act or Internal Revenue Code provision, as the case may be (or the highest such requirement if more than one is applicable).

(b) Voting in the Election of Directors. Unless otherwise provided in the Articles of Incorporation or these Bylaws in accordance with the NRS, directors shall be elected by a plurality of the votes cast by the holders of outstanding shares of capital stock of the Company entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present.

(c) Consents in Lieu of Meeting. Pursuant to the Articles of Incorporation, no action that is required or permitted to be taken by the stockholders of the Company at any annual or special meeting of stockholders may be effected by the written consent of stockholders in lieu of a meeting, unless the action to be effected by the written consent of stockholders and the taking of such action by written consent have been expressly approved in advance by the Board of Directors. Subject to such Board of Director consent, any action that may be taken by consent of the stockholders may be so taken in accord with the applicable provisions of the NRS.

(d) Other. The Board of Directors, in its discretion, or the officer of the Company presiding at a meeting of stockholders of the Company, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

2.8. Business to be Conducted at Annual or Special Stockholder Meetings. At any annual or special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been disclosed in the notice delivered to the stockholders with respect to such meeting.

2.9. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions relating to the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

2.10. Approval or Ratification of Acts or Contracts by Stockholders. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the stockholders holding a majority of the issued and outstanding shares of stock of the Company entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Company and upon all the stockholders as if it has been approved or ratified by every stockholder of the Company.

2.11. Inspectors of Election. The Company shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Company, to act at the meeting or any adjournment thereof and to make a written report thereof. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector so appointed or designated is able to act at a meeting of stockholders, the chairman or the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his ability.

The inspector or inspectors so appointed or designated shall: (a) ascertain the number of shares of capital stock of the Company outstanding and the voting power of each such share; (b) determine the shares of capital stock of the Company represented at the meeting and the validity of proxies and ballots; (c) count all votes and ballots; (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (e) certify their determination of the number of shares of the capital stock of the Company represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Company, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE III
DIRECTORS

3.1. Powers, Number, Classification and Tenure.

(a) The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board of Directors. Each director shall hold office for the full term for which such director is elected and until such director's successor shall have been duly elected and qualified or until his earlier death or resignation or removal in accordance with the Articles of Incorporation or these Bylaws.

(b) Within the limits specified in the Articles of Incorporation, and subject to the rights of the holders of any series of Preferred Stock to elect directors under specific circumstances, the number of directors that shall constitute the whole Board of Directors shall be fixed by, and may be increased or decreased from time to time by, the affirmative vote of a majority of the members at any time constituting the Board of Directors. Except as provided in the Articles of Incorporation, and subject to the rights of the holders of any series of Preferred Stock to elect directors under specific circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3.2. Qualifications. Directors need not be residents of the State of Nevada or stockholders of the Company.

3.3. Place of Meeting; Order of Business. Except as otherwise provided by law, meetings of the Board of Directors, regular or special, may be held either within or without the State of Nevada, at whatever place is specified by the person or persons calling the meeting. In the absence of specific designation, the meetings shall be held at the principal office of the Company. At all meetings of the Board of Directors, business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board, or in his absence by the President, or by resolution of the Board of Directors. A Director may attend a meeting by means of telecommunications and provided in 3.9 below.

3.4. Regular Meetings. Regular meetings of the Board of Directors shall be held, in each case, at such hour and on such day as may be fixed by resolution of the Board of Directors, without further notice of such meetings. The time or place of holding regular meetings of the Board of Directors may be changed by the Chairman of the Board by giving written notice thereof as provided in Paragraph 3.6 hereof.

3.5. Special Meetings. Special meetings of the Board of Directors shall be held, whenever called by the Chairman of the Board or by resolution adopted by the Board of Directors, in each case, at such hour and on such day as may be stated in the notice of the meeting.

3.6. Attendance at and Notice of Meetings. Written notice of the time and place of, and general nature of the business to be transacted at, all special meetings of the Board of Directors, and written notice of any change in the time or place of holding the regular meetings of the Board of Directors, shall be given to each director personally or by mail or by telegraph, telecopier, "e-mail" or similar communication at least one day before the day of the meeting; provided, however, that notice of any meeting need not be given to any director if waived by him in writing, or if he shall be present at such meeting. Participation in a meeting of the Board of Directors shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.7. Quorum of and Action by Directors. A majority of the directors in office shall constitute a quorum of the Board of Directors for the transaction of business; but a lesser number may adjourn from day to day until a quorum is present. Except as otherwise provided by law or in these Bylaws, all questions shall be decided by the vote of a majority of the directors present at a meeting at which a quorum is present.

3.8. Board and Committee Action Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be, and shall be filed with the Secretary.

3.9. Board and Committee Telephone Meetings. Subject to the provisions required or permitted by the NRS for notice of meetings, unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Paragraph 3.9 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.10. Compensation. Directors shall receive such compensation for their services as shall be determined by the Board of Directors.

3.11. Removal. Directors may be removed from office in the matter set forth in the Articles of Incorporation, subject to the rights of the holders of any series of Preferred Stock to elect directors under specific circumstances.

3.12. Committees of the Board of Directors.

(a) The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees (in addition to those listed below), each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in such resolution or in the Articles of Incorporation or these Bylaws, shall have and may exercise all of the authority of the Board of Directors to the extent permitted by the NRS, including, without limitation, the power and authority to declare a dividend, to authorize the issuance of stock or to adopt a plan of merger pursuant to Section 78.125 of the NRS. Any such committee may authorize the seal of the Company to be affixed to all papers which may require it. In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

(b) The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it. A majority of the number of members of any such committee shall constitute a quorum for the transaction of business unless a greater number is required by a resolution adopted by the Board of Directors. The act of the majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee, unless the act of a greater number is required by a resolution adopted by the Board of Directors. Each such committee may elect a chairman and appoint such subcommittees and assistants as it may deem necessary. Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in accordance with Paragraphs 3.4, 3.5, 3.6, 3.7, 3.8, 3.9 and 7.3 hereof. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a member of a committee shall not of itself create contract rights.

(c) Any action taken by any committee of the Board of Directors shall promptly be recorded in the minutes and filed with the Secretary.

(d) Notwithstanding anything herein contained to the contrary, the composition and powers of any committee of the Board of Directors are expressly subject to the requirements of any stock exchange or quotation system on which the capital stock of the Company is traded or quoted, or the Exchange Act.

(e) Executive Committee. The Board of Directors may create an Executive Committee of the Board of Directors, which committee shall have and may exercise all the powers and authority of the Board of Directors between regular or special meetings of the Board of Directors in the management of the business and affairs of the Company, except to the extent limited by Nevada law. Without limiting the generality of the foregoing, the Executive Committee shall have the power and authority to (i) declare dividends on any class of capital stock of the Company, (ii) authorize the issuance of capital stock of the Company, (iii) adopt plans of merger, and (iv) in reference to amending the Articles of Incorporation, to the extent authorized in the resolution or resolutions providing for the issuance of shares of capital stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemptions, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series.

(f) Audit Committee. The Board of Directors may create an Audit Committee of the Board of Directors, an majority of whose members, and preferably all of whose members shall consist solely of directors who are not employees or affiliates of the Company and have no relationship with the Company that would, in the judgment of the Board of Directors, interfere with their exercise of independent judgment as a member of such committee. The Audit Committee shall have and may exercise the power and authority to recommend to the Board of Directors the accounting firm to be selected by the Board of Directors or to be recommended by it for stockholder approval, as independent auditor of the financial statements of the Company and its subsidiaries, and to act on behalf of the Board of Directors in meeting and reviewing with the independent auditors, the chief accounting officer, the chief internal auditor, if any, and the appropriate corporate officers, matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls and the scope of the respective audits of the independent auditors and the internal auditor, if any. The Audit Committee shall also review the results of such audits with the respective auditors and shall report the results of those reviews to the Board of Directors. The Audit Committee shall submit to the Board of Directors any recommendations it may have from time to time with respect to financial reporting and accounting practices and policies and financial, accounting and operational controls and safeguards. The Audit Committee may submit to the Compensation Committee any recommendations it may have with respect to the compensation of the chief accounting officer and the chief internal auditor, if any. The Board of Directors shall, by resolution adopted by a majority of the Board of Directors, designate not less than two of its qualifying members from time to time to constitute members of the Audit Committee.

(g) Nominating Committee. The Board of Directors may create a Nominating Committee of the Board of Directors, which committee shall have and may exercise the power and authority to recommend to the Board of Directors prior to each annual meeting of the stockholders of the Company: (i) the appropriate size and composition of the Board of Directors; and (ii) nominees:

(1) for election to the Board of Directors for whom the Company should solicit proxies; (2) to serve as proxies in connection with the annual stockholders' meeting; and (3) for election to all committees of the Board of Directors other than the Nominating Committee. The Board of Directors shall, by resolution adopted by a majority of the Board, designate one or more of its members from time to time to constitute members of the Nominating Committee.

(h) Compensation Committee. The Board of Directors may create a Compensation Committee of the Board of Directors, whose members shall consist solely of directors who are not employees or affiliates of the Company and have no relationship with the Company that would, in the judgment of the Board of Directors, interfere with their exercise of independent judgment as a member of such committee. The Compensation Committee shall have and may exercise all the power and authority to (i) establish a general compensation policy for the officers and employees of the Company, including to establish and at least annually review officers' salaries and levels of officers' participation in the benefit plans of the Company, (ii) prepare any reports that may be required by the regulations of the Securities and Exchange Commission or otherwise relating to officer compensation, (iii) approve any increases in directors' fees, and (iv) exercise all other powers of the Board of Directors with respect to matters involving the compensation of employees and the employee benefits of the Company as shall be delegated by the Board of Directors to the Compensation Committee from time to time. Without limiting the generality of the foregoing, the Compensation Committee shall have the power and authority to authorize the issuance of capital stock of the Company pursuant to any compensation or benefit plan or arrangement adopted or entered into by the Company. The Board of Directors shall, by resolution adopted by a majority of the Board, designate two or more of its qualifying members from time to time to constitute members of the Compensation Committee.

ARTICLE IV
OFFICERS

4.1. Designation. The officers of the Company shall consist of a Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Secretary, Chief Financial Officer, Treasurer, Controller and such Executive,

Senior or other Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers and other officers as may be elected or appointed by the Board of Directors from time to time. Any number of offices may be held by the same person.

4.2. Chairman of the Board. The Chairman of the Board shall be the Chief Executive Officer of the Company and shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board shall possess the same power as the President to sign all contracts, certificates and other instruments of the Company which may be authorized by the Board of Directors. The Chairman of the Board shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors. In the absence or incapacity to act of the President, the Chairman of the Board shall serve as acting President, and when so acting, shall have all the powers of and be subject to the restrictions of such office.

4.3. President. The President shall be the Chief Operating Officer of the Company and shall have general supervision and control of the business, affairs and properties of the Company and its general officers, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have the power to appoint and remove all subordinate officers, agents and employees, except those elected or appointed by the Board of Directors, and shall execute all bonds, mortgages, contracts and other instruments of the Company requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Company may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors. In the incapacity to act of the Chairman of the Board, the President shall serve as acting Chairman of the Board, and when so acting, shall have all the powers of and be subject to the restrictions of such office.

4.4. Chief Operating Officer. As the Chief Operating Officer, the President shall have general charge and supervision of the day to day operations of the Company (subject to the direction of the Board of Directors), and, in general, shall perform such other duties as are incident to the office of a chief operating officer of a corporation, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him by the Board of Directors.

4.5. Vice President. The Board of Directors may appoint such Vice Presidents as may be recommended by the President or as the directors deem necessary or appropriate. Vice Presidents may be designated as Senior Vice Presidents, Executive Vice Presidents or some other designation as the Board of Directors deems appropriate (each a "Vice President"). Each Vice President shall perform such duties as the Board of Directors may from time to time prescribe and have such other powers as the President may from time to time prescribe.

4.6. Chief Financial Officer. The Chief Financial Officer shall be the chief accounting officer of the Company and shall have general charge and supervision of the day to day financial operations of the Company (subject to the direction of the Board of Directors), and, in general, shall perform such other duties as are incident to the office of a chief financial officer of a corporation, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him by the Board of Directors or the Audit Committee.

4.7. Secretary. The Secretary shall attend the meetings of the Board of Directors and all meetings of stockholders and record the proceedings thereof in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then the Chairman of the Board may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Company and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

4.8. Treasurer. The Treasurer shall have the custody of the Company's funds and securities and shall keep full and accurate accounts of receipt and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Chief Financial Officer or the Board of Directors. The Treasurer shall disburse the funds of the Company as may be ordered by the Chief Financial Officer or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at its regular meeting, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the liquidity of the Company. If required by the Board of Directors, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

4.9. Controller. The Controller, if there is one, shall maintain records of all assets, liabilities, and transactions of the Company and shall be responsible for the design, installation and maintenance of accounting and cost control systems and procedures for the Company and shall perform such other duties and have such other powers as from time to time may be assigned to him by the Chief Financial Officer, Board of Directors or the Audit Committee.

4.10. Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

4.11. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

4.12. Assistant Controllers. Except as may be otherwise provided in these Bylaws, Assistant Controllers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, or the Controller, and in the absence of the Controller or in the event of his disability or refusal to act, shall perform the duties of the Controller, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Controller.

4.13. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers, subordinate to those powers specifically delegated to certain officers in these Bylaws, as from time to time may be assigned to them by the Board of Directors. The President of the Company shall have the power to choose such other officers and to prescribe their respective duties and powers, subject to control by the Board of Directors.

4.14. Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Company, or otherwise, the same shall be filled by the Board of Directors (or the President, in accordance with Paragraph 4.3 of these Bylaws, subject to control by the Board of Directors), and the officer so appointed shall hold office until such officer's successor is elected or appointed in accordance with these Bylaws or until his earlier death, resignation or removal.

4.15. Removal. Any officer or agent of the Company may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

4.16. Action with Respect to Securities of Other Companies. Unless otherwise directed by the Board of Directors, the Chairman of the Board, the President, any Vice President and the Treasurer of the Company shall each have power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation or other entity in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other corporation or other entity.

4.16. Action with Respect to Securities of Other Companys. Unless otherwise directed by the Board of Directors, the Chairman of the Board, the President, any Vice President and the Treasurer of the Company shall each have power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other corporation.

ARTICLE V
CAPITAL STOCK

5.1. Certificates for Shares. The certificates for shares of the capital stock of the Company shall be in such form as may be approved by the Board of Directors from time to time. The Company shall deliver one or more certificates to each of the Company's stockholders, which shall represent the number of shares to which such stockholder is entitled. Certificates shall be signed by the Chairman of the Board, the President or a Vice President and either the Secretary or an Assistant Secretary, and may bear the seal of the Company or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles. The stock record books and the blank stock certificates shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer at the date of its issuance.

5.2. Multiple Classes of Stock. As the Company is authorized to issue more than one class of capital stock and more than one series of preferred stock, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each of the certificates the Company issues to represent such class or series of stock; provided that, to the extent allowed by law, in lieu of such statement, the face or back of such certificates may state that the Company will furnish a copy of such statement without charge to each requesting stockholder.

5.3. Transfer of Shares. The shares of stock of the Company shall be transferable only on the books of the Company by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares.

5.4. Ownership of Shares. As the Company is entitled to treat the holder of record of any share or shares of capital stock as the holder in fact thereof under Paragraph 2.5 hereof, the Company shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

5.5. Regulations Regarding Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Company.

5.6. Lost or Destroyed Certificates. The Board of Directors may determine the conditions upon which a new certificate representing shares of the capital stock of the Company may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Company and each transfer agent and registrar against any and all losses or claims that may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

ARTICLE VI
INDEMNIFICATION

6.1. General. The Company shall indemnify its directors, officers, employees, agents and others as provided in the Articles of Incorporation.

6.2. Request for Indemnification. A party requesting indemnification (the "Indemnitee") shall submit notice of such request in writing to the Secretary of the Company. Such notice of request for indemnification shall contain sufficient information to reasonably inform the Company about the nature and extent of the indemnification or advance sought by the Indemnitee. The Secretary shall promptly advise the Board of Directors of any such request.

6.3. Extension of Rights. No amendment, alteration or repeal of this Article VI or any provision hereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Article VI shall continue as to an Indemnitee whose Corporate Status has ceased for any reason and shall inure to the benefit of his heirs, executors and administrators. Neither the provisions of this Article VI nor those of any agreement to which the Company is a party shall be deemed to preclude the indemnification of any person who is not specified in this Article VI as having the right to receive indemnification or is not a party to any such agreement, but whom the Company has the power or obligation to indemnify under the provisions of the NRS.

6.4. Insurance and Subrogation. The Company shall not be liable under the Articles of Incorporation or this Article VI to make any payment of amounts otherwise indemnifiable hereunder if, but only to the extent that, the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. In the event of any payment hereunder, the Company shall be subrogated to the extent of such payment to all the rights of recovery of the Indemnitee, who shall execute all papers required and take all action reasonably requested by the Company to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

6.5. Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article VI shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

6.6. Notices. Promptly after receipt by the Indemnitee of notice of the commencement of any action, suit or proceeding, the Indemnitee shall, if he anticipates or contemplates making a claim for expenses or an advance pursuant to the terms of the Articles of Incorporation and this Article VI, notify the Company of the commencement of such action, suit or proceeding; provided, however, that any delay in so notifying the Company shall not constitute a waiver or release by the Indemnitee of rights hereunder and that any omission by the Indemnitee to so notify the Company shall not relieve the Company from any liability that it may have to the Indemnitee otherwise than under the Articles of Incorporation or this Article VI. Any communication required or permitted to the

Company shall be addressed to the Secretary and any such communication to the Indemnitee shall be addressed to the Indemnitee's address as shown on the Company's records unless he specifies otherwise and shall be personally delivered or delivered by overnight mail delivery. Any such notice shall be effective upon receipt.

6.7. Contractual Rights. The right to be indemnified or to the advancement or reimbursement of expenses (a) is a contract right based upon good and valuable consideration, pursuant to which the Indemnitee may sue as if these provisions were set forth in a separate written contract between the Indemnitee and the Company, (b) is and is intended to be retroactive and shall be available as to events occurring prior to the adoption of these provisions, and (c) shall continue after any rescission or restrictive modification of such provisions as to events occurring prior thereto.

ARTICLE VII
MISCELLANEOUS PROVISIONS

7.1. Bylaw Amendments. These Bylaws may be amended as provided in the Articles of Incorporation.

7.2. Books and Records. The Company shall keep books and records of account and shall keep minutes of the proceedings of its stockholders, its Board of Directors and each committee of its Board of Directors.

7.3. Notices; Waiver of Notice. Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of the NRS, the Articles of Incorporation or these Bylaws, said notice shall be deemed to be sufficient if given by deposit of the same in the United States mail, with postage paid thereon, addressed to the person entitled thereto at his address as it appears on the records of the Company, and such notice shall be deemed to have been given on the day of such mailing.

Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of the NRS, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

7.4. Resignations. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

7.5. Seal. The seal of the Company shall be in such form as the Board of Directors may adopt.

7.6. Fiscal Year. The fiscal year of the Company shall be determined by a resolution adopted by the Board of Directors.

7.7. Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any director or officer of the Company may be used whenever and as authorized by the Board of Directors.

7.8. Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Company.

ARTICLE VIII
ADOPTION OF BYLAWS

8.1. Adoption. These Bylaws were adopted by the Board of Directors as of August 29, 2005.

ATTACHMENT C
SECTION 262 OF THE DELAWARE STATUTES

s 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to s 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to s 251 (other than a merger effected pursuant to s 251(g) of this title), s 252, s 254, s 257, s 258, s 263 or s 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of s 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under s 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to s 228 or s 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (8 Del. C. 1953, s 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, s 24; 57 Del. Laws, c. 148, ss 27-29; 59 Del. Laws, c. 106, s 12; 60 Del. Laws, c. 371, ss 3-12; 63 Del. Laws, c. 25, s 14; 63 Del. Laws, c. 152, ss 1, 2; 64 Del. Laws, c. 112, ss 46-54; 66 Del. Laws, c. 136, ss 30-32; 66 Del. Laws, c. 352, s 9; 67 Del. Laws, c. 376, ss 19, 20; 68 Del. Laws, c. 337, ss 3, 4; 69 Del. Laws, c. 61, s 10; 69 Del. Laws, c. 262, ss 1-9; 70 Del. Laws, c. 79, s 16; 70 Del. Laws, c. 186, s 1; 70 Del. Laws, c. 299, ss 2, 3; 70 Del. Laws, c. 349, s 22; 71 Del. Laws, c. 120, s 15; 71 Del. Laws, c. 339, ss 49-52; 73 Del. Laws, c. 82, s 21.)

ATTACHMENT D

ENCORE CLEAN ENERGY, INC.
2003 STOCK INCENTIVE PLAN
(as amended by the Board of Directors on
August 24, 2005

ARTICLE 1. THE PLAN

1.1 Title

This plan is entitled the "2003 Stock Incentive Plan" (the "Plan") of Encore Clean Energy, Inc., a Delaware corporation (the "Company").

1.2 Purpose

The purpose of the Plan is to enhance the long-term stockholder value of the Company by offering opportunities to directors, officers, employees and eligible consultants of the Company and any Related Company, as defined below, to acquire and maintain stock ownership in the Company in order to give these persons the opportunity to participate in the Company's growth and success, and to encourage them to remain in the service of the Company or a Related Company.

ARTICLE 2. DEFINITIONS

2.1 Definitions

The following terms will have the following meanings in the Plan:

"Award" means any Option or Stock Award.

"Board" means the Board of Directors of the Company.

"Cause," unless otherwise defined in the instrument evidencing the award or in an employment or services agreement between the Company or a Related Company and a Participant, means a material breach of the employment or services agreement, dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Common Stock" means the common stock, par value $0.001 per share, of the Company.

"Consultant Participant" means a Participant who is defined as a Consultant Participant in Article 5.

"Disability," unless otherwise defined by the Plan Administrator, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company or a Related Company and to be engaged in any substantial gainful activity.

"Employment Termination Date" means, with respect to a Participant, the first day upon which the Participant no longer has an employment or service relationship with the Company or any Related Company.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" means the per share value of the Common Stock determined as follows (a) if the Common Stock is listed on an established stock exchange or exchanges or the NASDAQ National Market, the closing price per share on the last trading day immediately preceding such date on the principal exchange on which it is traded or as reported by NASDAQ; (b) if the Common Stock is not then listed on an exchange or the NASDAQ National Market, but is quoted on the NASDAQ Small Cap Market, the NASDAQ electronic bulletin board or the National Quotation Bureau pink sheets, the average of the closing bid and asked prices per share for the Common Stock as quoted by NASDAQ or the National Quotation Bureau, as the case may be, on the last trading day immediately preceding such date; or (c) if there is no such reported market for the Common Stock for the date in question, then an amount determined in good faith by the Plan Administrator.

"Grant Date" means the date on which the Plan Administrator completes the corporate action relating to the grant of an Award or such later date specified by the Plan Administrator, and on which all conditions precedent to the grant have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

"Incentive Stock Option" means an Option granted with the intention, as reflected in the instrument evidencing the Option, that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

"Nonqualified Stock Option" means an Option other than an Incentive Stock Option.

"Option" means the right to purchase Common Stock granted under Article 7.

"Option Expiration Date" has the meaning set forth in Article 7.6.

"Option Term" has the meaning set forth in Article 7.3.

"Participant" means the person to whom an Award is granted and who meets the eligibility requirements imposed by Article 5, including Consultant Participants, as defined in Article 5.

"Plan Administrator" has the meaning set forth in Article 3.1.

"Related Company" means any entity that, directly or indirectly, is in control of or is controlled by the Company.

"Related Party Transaction" means (a) a merger or consolidation of the Company in which the holders of shares of Common Stock immediately prior to the merger hold at least a majority of the shares of Common Stock in the Successor Corporation immediately after the merger; (b) a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all the Company's assets to a wholly-owned subsidiary corporation; (c) a mere reincorporation of the Company; or (d) a transaction undertaken for the sole purpose of creating a holding company that will be owned in substantially the same proportion by the persons who held the Company's securities immediately before such transaction.

"Retirement," unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan, means retirement on or after the individual's normal retirement date under the Company's 401(k) plan or other similar successor plan applicable to salaried employees, or in the absence of such plan means after the individual is over 59 and one-half years old or is over 55 and has at least ten years of service with the Company

"Securities Act" means the Securities Act of 1933, as amended.

"Stock Award" means an Award of shares of Common Stock or units denominated in Common Stock granted under Article 9, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

"Successor Corporation" has the meaning set forth in Article 12.3.1.

"Vesting Commencement Date" means the Grant Date or such other date selected by the Plan Administrator as the date from which the Option begins to vest for purposes of Article 7.4.

ARTICLE 3. ADMINISTRATION

3.1 Plan Administrator

The Plan shall be administered by the Board or a committee appointed by, and consisting of two or more members of, the Board (the "Plan Administrator"). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "non-employee directors" as contemplated by Rule 16b-3 under the Exchange Act. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. At any time when no committee has been appointed to administer the Plan, then the Board will be the Plan Administrator.

3.2 Administration and Interpretation by Plan Administrator

Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and the terms of any instrument evidencing the Award and may from time to time adopt and change rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected.

The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines. The Plan Administrator may delegate authority to the Chief Executive Officer of the Company to grant Awards to those eligible for such Awards who are not executive officers, subject to limitations as may be imposed by the Committee.

ARTICLE 4. STOCK SUBJECT TO THE PLAN

4.1 Authorized Number of Shares

Subject to adjustment from time to time as provided in Article 12.1, the number of shares of Common Stock available for issuance under the Plan shall be FOUR MILLION (4,000,000) shares.

Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2 Reuse of Shares

Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or settlement of the Award to the extent it is exercised for or settled in shares) shall again be available for issuance in connection with future grants of Awards under the Plan. In the event shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision or right of repurchase, such shares shall again be available for the purposes of the Plan; provided, however, that the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the share number stated in Article 4.1, subject to adjustment from time to time as provided in Article 12.1; and provided, further, that for purposes of Article 4.3, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

4.3 Limitations

(a)

Subject to adjustment from time to time as provided in Article 12.1, not more than an aggregate of FOUR MILLION (4,000,000) shares of Common Stock shall be available for issuance pursuant to grants of Stock Awards under the Plan.

(b)

Subject to adjustment from time to time as provided in Article 12.1, not more than 200,000 shares of Common Stock may be made subject to Awards under the Plan to any individual in the aggregate in any one fiscal year of the Company.

ARTICLE 5. ELIGIBILITY

An Award may be granted to any officer, director or employee of the Company or a Related Company that the Plan Administrator from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor who provides services to the Company or any Related Company (a "Consultant Participant"), so long as such Consultant Participant (a) is a natural person or an alter ego entity of the natural person providing the services; (b) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction; and (c) does not directly or indirectly promote or maintain a market for the Company's securities.

ARTICLE 6. AWARDS

6.1 Form and Grant of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Awards may be granted singly or in combination.

6.2 Settlement of Awards

The Company may settle Awards through the delivery of shares of Common Stock, the granting of replacement Awards or any combination thereof as the Plan Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents.

ARTICLE 7. AWARDS OF OPTIONS

7.1 Grant of Options

The Plan Administrator shall have the authority, in its sole discretion, to grant Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2 Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, provided that:

(a) the exercise price for Options granted to Participants other than Consultant Participants shall not be less than the minimum exercise price required by Article 8.3 with respect to Incentive Stock Options and shall not be less than 85% of Fair Market Value of the Common Stock on the Grant Date with respect to Nonqualified Stock Options;

(b) the exercise price for Options granted to Consultant Participants shall not be less than 85% of Fair Market Value of the Common Stock on the Grant Date.

7.3 Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option (the "Option Term") shall be for a term of up to ten years from the Grant Date as established for that Option by the Plan Administrator or, if not so established, shall be ten years from the Grant Date.

7.4 Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Plan Administrator at any time.

The Plan Administrator, in its sole discretion, may adjust the vesting schedule of an Option held by a Participant who works less than "full-time" as that term is defined by the Plan Administrator or who takes a Company-approved leave of absence.

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Article 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

7.5 Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Plan Administrator for that purchase, which forms may include:

(a)	cash;
(b)	check;
(c)

tendering (either actually or, if the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) that on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option; or

(d)

if the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board.

7.6 Post-Termination Exercises

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, if the Participant ceases to be employed by, or to provide services to, the Company or a Related Company, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a)	Except as otherwise set forth in this Article 7.6, any portion of an Option that is not vested and exercisable on the Employment Termination Date shall expire on such date.
(b)	Any portion of an Option that is vested and exercisable on the Employment Termination Date shall expire on the earliest to occur of
	(i)	if the Participant's Employment Termination Date occurs for reasons other than Cause, Retirement, Disability or death, the day which is three months after such Employment Termination Date;
	(ii)	if the Participant's Employment Termination Date occurs by reason of Retirement, Disability or death, the one-year anniversary of such Employment Termination Date; and
	(iii)	the last day of the Option Term (the "Option Expiration Date").

Notwithstanding the foregoing, if the Participant dies after his or her Employment Termination Date but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on such Employment Termination Date shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the one-year anniversary of the date of death, unless the Plan Administrator determines otherwise.

Also notwithstanding the foregoing, in case of termination of the Participant's employment or service relationship for Cause, all Options granted to that Participant shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant's employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant's rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after the Participant's relationship with the Company or a Related Company has ended, any Option then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

(c)

A Participant's transfer of employment or service relationship between or among the Company and any Related Company, or a change in status from an employee to a consultant, agent, advisor or independent contractor or a change in status from a consultant, agent, advisor or independent contractor to an employee, shall not be considered a termination of employment or service relationship for purposes of this Article 7. Unless the Plan Administrator determines otherwise, a termination of employment or service relationship shall be deemed to occur if a Participant's employment or service relationship is with an entity that has ceased to be a Related Company.

(d)	The effect of a Company-approved leave of absence on the application of this Article 7 shall be determined by the Plan Administrator, in its sole discretion.
(e)

If a Participant's employment or service relationship with the Company or a Related Company terminates by reason of Disability or death, the Option shall become fully vested and exercisable for all the shares subject to the Option. Such Option shall remain exercisable for the time period set forth in this Article 7.6.

ARTICLE 8. INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provisions of the Plan, and to the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1 Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2 Eligible Employees

Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options.

8.3 Exercise Price

The exercise price of an Incentive Stock Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date, and in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (a "Ten Percent Stockholder"), shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the option term may not be more than five years from the date of grant. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.4 Exercisability

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the Employment Termination Date if termination was for reasons other than death or disability, (b) more than one year after the Employment Termination Date if termination was by reason of disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant's reemployment rights are guaranteed by statute or contract.

8.5 Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year after the date of exercise.

A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.6 Code Definitions

For the purposes of this Article 8, "parent corporation," "subsidiary corporation" and "disability" shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

ARTICLE 9. STOCK AWARDS

9.1 Grant of Stock Awards

The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on achievement of performance goals), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation:
(a)

the value of the shares of common stock to be issued pursuant to the Stock Award by the Plan Administrator to a Participant, provided that value of the shares of Common Stock used in the determination of any Stock Award granted shall not be less than 85% of Fair Market Value of the Common Stock on the Grant Date;

(b)

the price to be paid by the Participant or the amount and nature of services to be provided by the Participant to the Company in consideration of the Stock Award, including the value of any services provided;

(c)	the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions; and
(d)	the circumstances under which repurchase or forfeiture of the Stock Award shall occur by reason of termination of the Participant's employment or service relationship.

9.2 Issuance of Stock Awards

Stock Awards that may be granted by the Plan Administrator including the following types of Stock Awards, without limitation:

(a)	Restricted Stock Awards, whereby the Company sells shares of Common Stock to a Participant that is subject to restrictions;
(b)

Compensation Stock Awards, whereby the Company issues shares of Common Stock to a Participant as compensation for services provided or to be provided by the Participant pursuant to an employment or consultant agreement;

(c)

Bonus Stock Awards, whereby the Company issues shares of Common Stock in consideration for services rendered to the Company by a Participant and subject to any terms, conditions or restrictions as may be prescribed in respect to such shares by the Plan Administrator; including, without limitation, such conditions as may be required in order for such awards to qualify as qualified performance-based compensation under Section 162(m) of the Code.

The value of the shares of Common Stock used in the determination of any Stock Award granted by the Plan Administrator to a Participant shall not be less than 85% of Fair Market Value of the Common Stock on the Grant Date.

9.3 Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Participant's release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant's death, to the personal representative of the Participant's estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

9.4 Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate; provided, however, that the Plan Administrator may not adjust performance goals for any Stock Award intended to be exempt under Section 162(m) of the Code for the year in which the Stock Award is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.

ARTICLE 10. WITHHOLDING

10.1 General

The Company may require the Participant to pay to the Company the amount of any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award. The Company shall not be required to issue any shares Common Stock under the Plan until such obligations are satisfied.

10.2 Payment of Withholding Obligations in Cash or Shares

The Plan Administrator may permit or require a Participant to satisfy all or part of his or her tax withholding obligations by (a) paying cash to the Company, (b) having the Company withhold from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a portion of any shares of Common Stock that would otherwise be issued to the Participant having a value equal to the tax withholding obligations (up to the employer's minimum required tax withholding rate), or (d) surrendering any shares of Common Stock that the Participant previously acquired having a value equal to the tax withholding obligations (up to the employer's minimum required tax withholding rate to the extent the Participant has held the surrendered shares for less than six months).

ARTICLE 11. ASSIGNABILITY

Neither an Award nor any interest therein may be assigned, pledged or transferred by the Participant or made subject to attachment or similar proceedings other than by will or by the applicable laws of descent and distribution, and, during the Participant's lifetime, such Awards may be exercised only by the Participant. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit a Participant to assign or transfer an Award or may permit a Participant to designate a beneficiary who may exercise the Award or receive payment under the Award after the Participant's death; provided, however, that any Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and those contained in the instrument evidencing the Award.

ARTICLE 12. ADJUSTMENTS

12.1 Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company's corporate or capital structure, including, without limitation, a Related Party Transaction, results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan and issuable as Incentive Stock Options as set forth in Article 4 and the maximum number an d kind of securities that may be made subject to Stock Awards and to Awards to any individual as set forth in Article 4.3, and (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a dissolution or liquidation of the Company or a Corporate Transaction shall not be governed by this Article 12.1 but shall be governed by Articles 12.2 and 12.3, respectively.

12.2 Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Plan Administrator in its sole discretion, Options and Stock Awards denominated in units shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a forfeiture provision or repurchase right applicable to an Award has not been waived by the Plan Administrator, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

12.3 Corporate Transaction

Options

(a)

In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing an Option (or in a written employment or services agreement between a Participant and the Company or Related Company) and except as provided in subsection (b) below, each outstanding Option shall be assumed or an equivalent option or right substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable (the "Successor Corporation").

(b)

If, in connection with a Corporate Transaction, the Successor Corporation refuses to assume or substitute for an Option, then each such outstanding Option shall become fully vested and exercisable with respect to 100% of the unvested portion of the Option. In such case, the Plan Administrator shall notify the Participant in writing or electronically that the unvested portion of the Option specified above shall be fully vested and exercisable for a specified time period. At the expiration of the time period, the Option shall terminate, provided that the Corporate Transaction has occurred.

(c)

For the purposes of this Article 12.3, the Option shall be considered assumed or substituted for if following the Corporate Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Option immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the Successor Corporation, the Plan Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option, for each shar e of Common Stock subject thereto, to be solely common stock of the Successor Corporation substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction. The determination of such substantial equality of value of consideration shall be made by the Plan Administrator and its determination shall be conclusive and binding.

(d)	All Options shall terminate and cease to remain outstanding immediately following the Corporate Transaction, except to the extent assumed by the Successor Corporation.

12.4 Further Adjustment of Awards

Subject to Articles 12.2 and 12.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change of control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to the Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change of control that is the reason for such action.

12.5 Limitations

The grant of Awards shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

12.6 Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

ARTICLE 13. AMENDMENT AND TERMINATION

13.1 Amendment or Termination of Plan

The Board may suspend, amend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, stockholder approval shall be required for any amendment that would (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of employees eligible to receive Options, or (c) otherwise require stockholder approval under any applicable law or regulation. Any amendment made to the Plan that would constitute a "modification" to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Participant, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

13.2 Term of Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten years after the earlier of the Plan's adoption by the Board and approval by the stockholders.

13.3 Consent of Participant

The suspension, amendment or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant's consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Article 12 shall not be subject to these restrictions.

ARTICLE 14. GENERAL

14.1 Evidence of Awards

Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

14.2 No Individual Rights

Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant's employment or other relationship at any time, with or without Cause.

14.3 Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company's counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

14.4 No Rights as a Stockholder

No Option or Stock Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

14.5 Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

14.6 Participants in Other Countries

The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Related Company may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

14.7 No Trust or Fund

The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

14.8 Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

14.9 Choice of Law

The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Nevada without giving effect to principles of conflicts of law.

ARTICLE 15. EFFECTIVE DATE

The effective date is the date on which the Plan is adopted by the Board. If the stockholders of the Company do not approve the Plan within 12 months after the Board's adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

End of Filing